Filed Pursuant to Rule 424(b)(5)

Registration No. 333-255576

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 28, 2021)

Up to $80,000,000

We have entered into an Open Market Sale AgreementSM, or the Sales Agreement, with Jefferies LLC, or Jefferies, relating to our common shares offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our common shares having an aggregate offering price of up to $80,000,000 from time to time through Jefferies, acting as our sales agent.

Sales of our common shares, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific amount of our common shares, but will act as our sales agent and use commercially reasonable efforts to sell on our behalf all of the common shares requested to be sold by us, consistent with its normal sales and trading practices, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will receive from us a commission of 3.0% of the gross proceeds of any common shares sold through it under the Sales Agreement. In connection with the sale of our common shares on our behalf, Jefferies may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act. For additional information, see “Plan of Distribution.”

Our common shares trade on The Nasdaq Global Market under the trading symbol “ACIU”. On May 4, 2021, the last sale price of our common shares as reported on The Nasdaq Global Market was $6.16 per share.

We are an “emerging growth company” as defined under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company” and “—Implications of Being a Foreign Private Issuer.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-11 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is May 5, 2021

TABLE OF CONTENTS

Page

PROSPECTUS SUPPLEMENT

Presentation of Financial Information	S-ii
Trademarks	S-ii
About This Prospectus Supplement	S-ii
Special Note Regarding Forward-Looking Statements	S-iv
Prospectus Supplement Summary	S-1
The Offering	S-10
Risk Factors	S-11
Use of Proceeds	S-13
Dividend Policy	S-14
Dilution	S-15
Tax Considerations	S-16
Plan of Distribution	S-23
Legal Matters	S-25
Experts	S-25
Where You Can Find More Information	S-25
Incorporation By Reference	S-25

PROSPECTUS

About This Prospectus	2
Where You Can Find More Information	2
Special Note Regarding Forward-Looking Statements	3
AC Immune SA	4
Risk Factors	4
Use of Proceeds	5
Description of Share Capital and Articles of Association	6
Comparison of Swiss Law and Delaware Law	18
Description of Debt Securities	25
Description of Warrants	26
Description of Purchase Contracts	27
Description of Units	28
Description of Subscription Rights	29
Plan of Distribution	31
Incorporation of Certain Information by Reference	32
Expenses	32
Legal Matters	33
Experts	33

S-i

Presentation of Financial Information

Our financial statements incorporated by reference herein are presented in Swiss Francs and in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. None of the financial statements included in this prospectus supplement or incorporated by reference herein were prepared in accordance with generally accepted accounting principles in the United States. The terms “dollar” and “USD” refer to US dollars and the terms “Swiss Franc” and “CHF” refer to the legal currency of Switzerland, unless otherwise indicated. We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, any numerical discrepancies in any table between totals and sums of the amounts listed are due to rounding. Unless explicitly mentioned otherwise herein, all references to our financial statements in this prospectus supplement are references to our IFRS financial statements exclusively.

Trademarks

The Company owns various registered and unregistered trademarks, for some of which formal protection has been obtained or is being sought, including Morphomer™, SupraAntigen™ and its corporate name, logo and Nasdaq Global Market symbol. All other trademarks, trade names and service marks of other companies appearing in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement may be referred to without the ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. The Company does not intend to use or display other companies’ trademarks and/or trade names to imply a relationship with, or endorsement or sponsorship of the Company by, any other companies.

About This Prospectus Supplement

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the SEC using a “shelf” registration process. The accompanying prospectus describes more general information, some of which may not apply to this offering.

Before buying any of our securities that we are offering, we urge you to carefully read both this prospectus supplement and the accompanying prospectus together with all of the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Jefferies has not, authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus or any related free writing prospectus filed by us with the SEC. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement.

S-ii

Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “AC Immune” or the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to AC Immune SA, a Swiss stock corporation.

S-iii

Special Note Regarding Forward-Looking Statements

This prospectus supplement contains statements that constitute forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future results of operations and financial position, business strategy, product candidates, product pipeline, ongoing and planned clinical studies, including those of our collaboration partners, regulatory approvals, research and development costs, timing and likelihood of success, as well as plans and objectives of management for future operations are forward-looking statements. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “will” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus supplement and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions, and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under “Risk Factors” in this prospectus supplement. These risks and uncertainties include factors relating to:

•	the success of our and our collaboration partners’ clinical studies, and our and their ability to obtain and maintain regulatory approval and to commercialize ACI-35, semorinemab, Morphomer Tau, ACI-24 for Alzheimer’s disease (AD) and for Down syndrome-related AD (ACI-24 for DS), crenezumab, and PI-2620, our Tau-positron emission tomography (PET) imaging tracer and to a lesser extent our preclinical candidates;

•	the preclinical and clinical safety, efficacy and utility of our product candidates;

•	the ability of our competitors to discover, develop or commercialize competing products before or more successfully than we do;

•	our plans to research, develop and commercialize our product candidates;

•	the identification of serious adverse, undesirable or unacceptable side effects related to our product candidates;

•	our ability to maintain our current strategic relationships with our collaboration partners;

•	our ability to protect and maintain our, and not infringe on third parties’, intellectual property rights throughout the world;

•	our ability to raise capital when needed in order to continue our product development programs or commercialization efforts;

•	our ability to attract and retain qualified employees and key personnel;

•	the acceptance by the Food and Drug Administration (FDA) and applicable foreign regulatory authorities of data from studies that we and our collaboration partners conduct within and outside the US now and in the future;

•	our foreign private issuer status, the loss of which would require us to comply with the Exchange Act’s domestic reporting regime, and cause us to incur significant legal, accounting and other expenses;

•	our incorporation in Switzerland, the laws of which govern our corporate affairs and may differ from those applicable to companies incorporated in the US; and

•	The other risk factors discussed under “Risk Factors.”

These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of risks, uncertainties and assumptions described under the sections in this prospectus supplement entitled “Risk Factors” and elsewhere in this prospectus supplement. Because forward-looking statements are inherently

S-iv

subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time such as the global pandemic originating with Covid-19, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

S-v

Prospectus Supplement Summary

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement carefully, especially the risks of investing in our common shares discussed under “Risk Factors” beginning on page S-11 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement.

AC Immune SA

Our Business

Overview

AC Immune is a leading, clinical stage biopharmaceutical company advancing one of the broadest portfolios focused on pioneering precision medicine for neurodegenerative diseases. Our highly differentiated approach integrates novel therapeutics and diagnostics to overcome the fundamental challenge in this therapeutic area – the high number of co-pathologies driving disease and the urgent need for more tailored therapeutic regimens.

Leveraging our dual proprietary technology platforms, SupraAntigen™ and Morphomer™, we have built a comprehensive pipeline of first-in-class or best-in-class candidates spanning multiple treatment modalities and targeting both established and emerging neurodegenerative pathologies. We are currently advancing nine therapeutic and three diagnostic product candidates, with six currently in clinical trials, targeting five different types of misfolded pathological proteins related to AD and other neurodegenerative disorders. Our pipeline assets are further validated by the multiple partnerships we have established with leading global pharmaceutical companies. We believe our validated technology platforms and personalized medicine approach position AC Immune to revolutionize the treatment of neurodegenerative disease in the way precision diagnostics and targeted therapies are revolutionizing the treatment of cancer.

Our vision is to become a global leader in precision medicine for neurodegenerative diseases. We are executing a clear business strategy built on three pillars: (i) accelerate development of novel therapeutics in AD with our partners; (ii) expand our strategic focus in non-AD neurodegenerative diseases, including NeuroOrphan indications, Parkinson’s disease (PD) and limbic-predominant age-related TDP-43 encephalopathy (LATE); and (iii) a continued focus on diagnostics enabling precision medicine to be an ultimate differentiator for the Company.

Addressing the Need for Precision Medicine in AD and Other Neurodegenerative Diseases

The need for precision medicine is highlighted by the high level of co-pathologies present in AD and other neurodegenerative diseases. Much like cancer, neurodegenerative diseases are heterogeneous and may require multiple therapeutic interventions, tailored to patients’ specific co-pathologies, to be used in concert in order to slow or stop the disease course. Ultimately, it is our belief that precision medicine will increase the chances of treatment success by allowing clinical trial participants to be better defined by their various proteinopathies, affording treatment with the right therapies at the right time.

AC Immune is developing precision medicines for neurodegenerative diseases by utilizing our diagnostic capabilities to enable improved diagnosis, patient selection and assessment of clinical trial outcomes. Our dual technology platforms allow for a multi-modal approach encompassing SupraAntigen-derived vaccines and antibodies, and Morphomer-derived small molecules, tailored to the underlying pathology driving patients’ disease. In addition to generating targeted monotherapies, our approach creates the potential for combination regimens, which may treat a broader spectrum of disease and offer greater efficacy.

AC Immune’s Roadmap to Successful Therapies for Neurodegenerative Diseases

Precision medicine is a key element of our five-point framework for developing successful therapies in neurodegenerative diseases, building on one of the broadest pipelines in the field. Our Roadmap incorporates the following principles:

Treat earlier

Identifying patients at risk or in early stages of disease when pathological burden is low and neuronal health is preserved offers the best chance of intercepting pathological spread in neurodegenerative diseases. For example, it is now believed that treatments targeting beta-amyloid (Abeta) may be most effective before symptoms become apparent. The Alzheimer’s Prevention Initiative (API) trial of crenezumab aims to answer this fundamental question.

Target Tau

Tau plays a very important role in neurodegeneration. Understanding whether the aggregation and spreading of pathological Tau throughout the brain can be stopped by therapies targeting Tau is a critical question that we are examining. This is being addressed through AC Immune’s multiple Tau research programs in early and late-stage diseases.

More homogeneous populations

Multiple pathologies are thought to contribute to the development of AD, including genetic, lifestyle and environmental factors. To understand if a candidate drug has therapeutic potential, it is important to first engage more genetically homogeneous patient populations to minimize variability with respect to pathophysiology. We are developing these efforts with our prevention studies in genetically defined populations such as familial AD and Down syndrome (DS)-related AD.

Precision medicine

Building on the understanding that multiple pathologies contribute to AD, there is a need to accurately diagnose and target the underlying pathology. We are developing an integrated diagnostic and therapeutic strategy to deliver, for the first time, precision medicine for patients with neurodegenerative conditions.

Target neuroinflammation

It is well established that microglia maintain a healthy brain environment by clearing debris, including misfolded and aggregated Abeta, Tau and alpha-synuclein (a-syn). Chronic hyper-stimulation of microglial cells by these protein aggregates is now emerging as a hallmark of AD – and potentially all neurodegenerative diseases – that leads to unwanted inflammation and further damage to brain cells. We focus on the NOD-like receptor pyrin domain-containing protein 3 (NLRP3) inflammasome pathway, based on emerging evidence showing its particular relevance for neurodegenerative diseases.

A summary of AC Immune’s clinical stage pipeline is shown below:

Key Elements of our Approach Include:

1.	Execution on advancing our product candidates, in partnership or alone, from clinical development to regulatory approval and potential commercialization.

Our clinical stage product candidates include:

•	ACI-35.030. Janssen and AC Immune are evaluating the anti-phosphorylated-Tau (anti-pTau) vaccine candidate ACI-35.030 in a Phase 1b/2a study in early AD. Interim results show that ACI-35.030 vaccination generated a potent antigen-specific antibody response against pTau in 100% of older patients, achieving antibody levels several orders of magnitude higher than pre-vaccination levels. No vaccine relevant adverse events were observed. These results support plans to further develop the Alzheimer Vaccine into Phase 2/3. ACI-35.030 specifically targets pathological pTau and is intended as a disease-modifying treatment for AD and other Tauopathies.

•	Semorinemab. Our collaboration partner, Genentech, a member of the Roche Group, is currently completing a Phase 2 clinical program for our anti-Tau monoclonal antibody semorinemab. A Phase 2 study (Tauriel) conducted in patients with prodromal-to-mild AD was completed in Q3 2020 and did not meet its primary efficacy endpoint of reducing decline on Clinical Dementia Rating-Sum of Boxes (CDR-SB) compared to placebo. A second Phase 2 study (Lauriet) conducted in patients with moderate AD remains ongoing with primary completion estimated in Q2 2021. Semorinemab is designed to slow the prion-like propagation of Tau pathology, which coincides with both clinical symptoms and disease progression in AD.

•	Morphomer Tau. In collaboration with our partner, Lilly, we are researching and developing small molecule Tau aggregation inhibitors with plans to evaluate candidates in AD and NeuroOrphan indications. We completed a Phase 1 clinical study in healthy volunteers with ACI-3024, in Q2 2020, which showed dose-dependent plasma exposure, and after multiple doses, ACI-3024 concentrations in cerebrospinal fluid exceeded target concentrations based on animal studies. Plans to conduct additional clinical trials with ACI-3024 in AD have been suspended. The Companies have decided to pursue other promising Tau Morphomer candidates from AC Immune’s research platform for potential clinical development in AD. ACI-3024 will be further evaluated for efficacy in models of rare Tauopathies.

•	ACI-24. We currently own the global rights to our anti-Abeta vaccine candidate ACI-24, and we continue to develop this asset in-house for AD and DS.

•	ACI-24 for AD. A Phase 2 study commenced in October 2018 and is currently ongoing to assess the safety, tolerability, immunogenicity and target engagement of ACI-24 formulations using intramuscular injections, and to analyze the effects of ACI-24 on brain amyloid as assessed by PET imaging. Encouraging 12-month interim results were reported and results from the 18-month interim analysis are expected in Q2 2021. The previous Phase 1/2 study was completed and the clinical study report finalized in 2019.

•	ACI-24 for DS. Our Phase 1b clinical study of ACI-24 for individuals with DS, intended to assess safety, tolerability and immunogenicity at two doses, was completed and results reported in Q1 2021. The results support a favorable safety and tolerability profile of ACI-24 in this vulnerable patient population and the advancement of this program into Phase 2 studies, the initiation of which will be determined by appropriate public safety measures related to Covid-19.

•	Crenezumab. The parent of our collaboration partner discontinued, as of January 2019, the Phase 3 clinical trials in AD but is continuing in a landmark prevention trial in Columbia, in a population of genetically predisposed people at risk of developing familial AD. The overall beneficial safety profile was confirmed in the CREAD studies, supporting use of crenezumab in healthy individuals with risk of developing AD.

•	Diagnostic candidates. In addition to the above therapeutic product candidates, we will continue to develop our complementary diagnostic product candidates for Tau (with Life Molecular Imaging “LMI”), a-syn and TDP-43 to advance these through clinical development, either independently or with collaboration partners.

2.	Expand product development into NeuroOrphan and additional neurodegenerative diseases.

Beyond AD, we aim to pursue NeuroOrphan indications, specifically Tau- and TDP-43-driven diseases, such as FTLD-Tau (e.g., PSP, CBD, FTLD-MAPT), and ALS and FTLD-TDP, respectively. Pursuing NeuroOrphan indications may enable us to obtain a streamlined regulatory approval pathway and favorable reimbursement for any approved products. In addition, we are accelerating our novel therapeutic and diagnostic candidates targeting a-syn as a primary pathology in Parkinson’s disease and other a-synucleinopathies. A summary of our diversified novel targets pipeline including non-AD neurodegenerative diseases, with an in-house focus on NeuroOrphan indications, is shown below:

3.	Accelerating the advancement of our diagnostic portfolio

To realize our vision for precision medicine in neurodegenerative disease, we are developing a suite of companion diagnostics designed to be first-in-class or best-in-class, which will enable improved diagnosis of co-pathologies, patient selection and assessment of clinical trial outcomes. We currently have three families of diagnostic candidates in our pipeline, developed using our Morphomer platform; each addresses a key therapeutic target: Tau, a-syn and TDP-43.

The most advanced clinical candidate is PI-2620, our Tau-PET imaging agent. We are working with our partner, LMI, to advance PI-2620 as a highly differentiated, best-in-class Tau diagnostic for AD as well as non-AD Tauopathies such as PSP. A study published in JAMA Neurology showed that PI-2620 could facilitate earlier and more reliable diagnosis of PSP, where previous Tau tracers and other biomarkers failed. Further, results demonstrated PI-2620’s excellent characteristics as a diagnostic tool for studying Tau-related diseases following recent publications about its capabilities in early and more advanced AD.

We are also developing proprietary PET imaging diagnostics for diseases resulting from the misfolding of a-syn and TDP-43 proteins. No such diagnostics are currently available for these important pathologies and AC Immune has identified promising compounds with high affinity and target specificity, as well as favorable central nervous system (CNS) pharmacokinetic properties. In 2020, the a-syn-PET tracer won the Ken Griffin Alpha-synuclein Imaging Competition from The Michael J. Fox Foundation for Parkinson’s Research. Our novel TDP-43-PET tracer and our antibody-based immuno-assay for biofluid detection of TDP-43 also were awarded highly competitive grants from the EU Joint Programme – Neurodegenerative Disease Research’ (JPND) and The Target ALS Foundation, respectively, in 2020. Our diagnostics for a-syn and TDP-43, if validated clinically, will be the first in the world to effectively diagnose these proteinopathies, which are highly relevant for multiple neurodegenerative diseases.

4.	Continuing to optimize our long-term growth by selectively partnering product candidates for global development and commercialization

We have a strong track record of establishing value-driving collaboration agreements with leading pharmaceutical companies, including two collaborations with Genentech, one with Janssen and one with Lilly. This strategy allows us to leverage our partners’ scientific, development, manufacturing and commercialization expertise and other resources while partially monetizing our investments, de-risking and accelerating the development of our product candidates. This strategy also enables us to use non-dilutive partnership revenue to bolster our investment into our early-stage proprietary programs and fuel our continued growth. We have five current collaboration agreements with leading global pharmaceutical companies, summarized in the table below:

For any additional product candidates targeting large markets, we may selectively partner with leading companies that we believe can contribute development, manufacturing and marketing expertise, geographic reach and/or other resources that can enhance the value of our wholly-owned products. We will continue to seek to retain certain indications (e.g., NeuroOrphan) and/or geographies, such that we can begin to grow our own marketing capabilities as we develop AC Immune into a fully integrated pharmaceutical company.

Our Team

We have assembled an excellent management team with outstanding scientific, clinical and regulatory expertise. They are led by Chief Executive Officer and Co-Founder, Dr. Andrea Pfeifer, a Pharmacologist with a Ph.D. in cancer research and a former National Institute of Health researcher with a highly successful track record of over 30 years in product innovation and product implementation and business development:

•	Andrea Pfeifer, Ph.D., Co-Founder, Chief Executive Officer:, Prof. Andrea Pfeifer co-founded AC Immune SA in 2003, successfully leading it to an IPO in 2016, since when she has served as a Director on the Board. Under her leadership, multiple transformative partnerships have been established with leading pharmaceutical companies, yielding a potential value of up to CHF 3.3 billion plus additional royalties. Before founding the Company, she was the Head of Nestlé Research Centre in Lausanne, Switzerland where she played a major role in connecting science and business. Whilst at Nestlé she led the scientific development of a number of highly innovative, critically acclaimed products from laboratory to market, established the microbiome as a major cross-category product development platform and co-founded the Life Science focused Nestlé Venture Capital Fund. Prior to this she was a Visiting Fellow at the Human Carcinogenesis Branch of The National Institute of Health, Bethesda, USA. She currently serves as the Chair of Investment Fund BioMedInvest, Basel and AB2 Bio SA, Lausanne, and is a member of the Supervisory Board of Symrise AG, Holzminden, Germany. She is also a key member of the CEOi initiative on Alzheimer’s Disease and the Davos Alzheimer’s Collaborative (DAC).

•	Marie Kosco-Vilbois, Ph.D., Chief Scientific Officer: A US citizen, Dr. Kosco-Vilbois has extensive experience in the biopharmaceutical industry and served as Chief Scientific Officer of Novimmune since 2005. Prior to joining Novimmune in 2002, Dr. Kosco-Vilbois was Head of Immunology and Preclinical Pharmacology at the Serono Pharmaceutical Research Institute, a Senior Scientist and then Head of Immunology at the Glaxo Wellcome Research Institute in Geneva, and a Scientific Member of the Basel Institute for Immunology. During her career, she has taken numerous biologicals from discovery into preclinical studies and clinical development, most notably filing market applications of a biological for an orphan indication. Dr. Kosco-Vilbois gained her Bachelor's Degree in Biology from Rutgers University, New Jersey, US, and a PhD in Anatomy and Immunology from the Medical College of Virginia/Virginia Commonwealth University School of Medicine, US.

•	Johannes Rolf Streffer, M.D., Chief Medical Officer: Prof. Johannes Streffer joined AC Immune SA in January 2021 as Chief Medical Officer from UCB Biopharma SPRL where he was VP, Head of Translational Medicine Neuroscience. Prior to this he was a member of the Alzheimer Disease Area Leadership Team at Janssen R&D and the industrial lead for EMIF-AD, where 14 countries are combined to foster understanding of early biomarkers and change in the predementia AD spectrum. His recognized expertise and standing in the scientific and medical community provide an invaluable asset as we work to develop innovative treatments for neurodegenerative diseases based on our proprietary technology platforms.

•	Piergiorgio Donati, Chief Technical Operations Officer: Mr. Donati joined AC Immune in June 2018 as Director, Global Program Management, having previously worked for AC Immune from 2011 to 2015 as Head of Manufacturing and Project Management. Between 2015 and 2018, Mr. Donati was Head of CMC program development at Glenmark Pharmaceuticals and Biotech CMC Lead at Merck KGaA. Prior to 2011, he held R&D positions at Abiogen, Merck Group and Serono. Mr. Donati holds a degree in Analytical Chemistry from the Technical Institute G.L. Bernini.

•	Joerg Hornstein, Chief Financial Officer: Mr. Hornstein has served as our Chief Financial Officer since April 2017. Prior to joining AC Immune, Mr. Hornstein served as Senior Vice President Group Controlling for Unternehmensgruppe Theo Müller based in Luxembourg from January 2014 to March 2017. Between 2002 and 2013 he worked for Merck KGaA, a leading science and technology company in healthcare, life science and performance materials, where he held various senior finance roles. Among other appointments, he was CFO for Merck’s operations in Indonesia and Merck Serono’s operations in China. Furthermore, he served as Vice President Group Controlling for Merck Group Headquarters in Germany and as Divisional CFO for Merck Millipore in the US. Mr. Hornstein holds an MBA with Distinction from London Business School, UK, and a Bachelor of Business Administration from Baylor University in the US.

•	Jean-Fabien Monin, Chief Administrative Officer: Mr. Monin was nominated Chief Administrative Officer in July 2015 following his role as our Chief Financial Officer from March 2009 to July 2015. Prior to AC Immune, he held several positions during his tenure of 14 years at bioMérieux, a leading international in vitro diagnostics group, culminating in his nomination as Chief Financial Officer. His last position was CFO of bioMérieux Central Europe based in Vienna, Austria from December 2006 to March 2009. Mr. Monin holds a Masters in Finance and International Business from the University of Paris-Dauphine, France.

The Management Team is supported by world renowned experts that sit on the Clinical Advisory Board.

Together, these acclaimed leaders help the Company maintain its leadership position in the field of Neurodegenerative Diseases. Members of this Advisory Board include:

•	Andreas U. Monsch, Ph.D. (Chairman), Head, Memory Clinic, University Department of Geriatric Medicine FELIX PLATTER;

•	Pierre N. Tariot, MD, Director of Banner Alzheimer’s Institute and Research Professor;

•	Murat Emre, MD, Professor of Practice and Expert in Neurodegenerative Diseases;

•	Juan Fortea, MD, Ph.D., Director of the Alzheimer Down Unit and Leader of the Down Alzheimer Barcelona Imaging Initiative;

•	Reisa Sperling, MD, Director of the Center for Alzheimer Research and Treatment and Professor in Neurology; and

•	Lon S. Schneider, MD, MS Director of the USC State of California Alzheimer’s Disease Center

Corporate Information

Our domicile and registered office is in Ecublens, at EPFL Innovation Park Building B, 1015 Lausanne, Vaud, Switzerland, our general telephone number is +41 21 345 91 21 and our internet address is www.acimmune.com. The information contained on our website is not a part of this prospectus supplement.

Implications of Being an “Emerging Growth Company”

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Section 404 of the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by our company of more than $1.0 billion in non-convertible debt securities; or (iv) the last day of the fiscal year ending after the fifth anniversary of our initial public offering (2016). We may choose to take advantage of some but not all of these reduced burdens. For example, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. However, given that we currently report and expect to continue to report under IFRS, we have irrevocably elected not to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB.

Furthermore, in March 2020, the SEC approved amendments to exempt companies with less than $100 million of revenue and less than $700 million of public float from the requirements of Section 404(b). These amendments provide that such companies are no longer required to obtain an attestation of their internal controls over financial reporting from an independent outside auditor, even if such companies are no longer “emerging growth companies.”

For as long as we remain an “emerging growth company” and are exempt per the above-described SEC amendments, we may not be able to detect problems that an independent assessment of the effectiveness of our internal controls could. Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur the expense of remediation.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer.” Accordingly, we report under the Exchange Act as a non-US company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to US domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Although as a foreign private issuer we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as US companies whose securities are registered under the Exchange Act, we report our results of operations voluntarily on a quarterly basis.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by US residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are US citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

The Offering

This summary highlights information presented in greater detail elsewhere in this prospectus supplement. This summary is not complete and does not contain all the information you should consider before investing in our securities. You should carefully read this entire prospectus supplement before investing in our securities including “Risk Factors” and our financial statements included in this prospectus supplement or incorporated by reference herein.

Common shares offered by us	Our common shares having an aggregate offering price of up to $80,000,000.
Common shares to be outstanding following the offering

Up to 85,639,667 shares, assuming sales of 12,987,013 shares of our common shares in this offering at an assumed price of $6.16 per share, which was the last reported sale price of our common shares on The Nasdaq Global Market on May 4, 2021. The actual number of shares issued will vary depending on the sales price under this offering.

Use of Proceeds

We currently intend to use the net proceeds from this offering to strategically invest in research and clinical development of current and/or additional pipeline candidates, our technology platforms, working capital, capital expenditures and general corporate purposes. See “Use of Proceeds.”

Manner of offering	“At the market offering” that may be made from time to time through our sales agent, Jefferies. See “Plan of Distribution.”
Risk Factors	You should read the “Risk Factors” section of this prospectus supplement for a discussion of factors to consider carefully before deciding to purchase our securities.
Nasdaq Global Market Symbol	“ACIU”

As of the date of this prospectus supplement, our issued share capital registered in the commercial register of the Canton of Vaud is CHF 1,537,748.98, consisting of 76,887,449 common shares with a nominal value of CHF 0.02 each. Of these issued totals, we held 4,235,023 as treasury shares totaling CHF 84,700.46 in share capital. The number of our common shares to be outstanding immediately after this offering is based on 72,652,654 common shares outstanding as of March 31, 2021, but excludes 3,030,854 of our common shares issuable upon the exercise of options and non-vested restricted shares units outstanding under our existing equity incentive plans at a weighted-average exercise price of $6.58 per common share. The common shares subject to this offering will be issued out of our existing authorized capital or sold from our treasury shares, and the subscription rights of our existing shareholders will be excluded.

Risk Factors

You should carefully consider the risks and uncertainties described below and the other information in this prospectus supplement before making an investment in our securities. Our business, financial condition or results of operations could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our common shares could decline and you could lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.

For a discussion of additional risks related to our business, our relationship with third parties, our intellectual property, our financial condition and capital requirements, or our regulatory environment, see the section titled “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, and our other filings with the Securities and Exchange Commission that are also incorporated by reference into this prospectus supplement.

Risks Related to This Offering

We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We currently intend to use the net proceeds from any offerings pursuant to this prospectus supplement to strategically invest in research and clinical development of current and/or additional pipeline candidates, our technology platforms, working capital, capital expenditures and general corporate purposes. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds from this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.

You may experience immediate and substantial dilution in the net tangible book value per share of the common shares you purchase in the offering. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.

The offering price per share in this offering may exceed the pro forma net tangible book value per share of our common shares outstanding as of March 31, 2021. Assuming that an aggregate of 12,987,013 common shares are sold at an assumed price of $6.16 per share, which was the last reported sale price of our common shares on The Nasdaq Global Market on May 4, 2021, for aggregate gross proceeds of approximately $80,000,000, and after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $2.69 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of March 31, 2021 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options could result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering. In addition, to the extent we need to raise additional capital in the future and we issue additional common shares or securities convertible or exchangeable for our common shares, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common shares offered in this offering.

Sales of our common shares in this offering, or the perception that such sales may occur, could cause the market price of our common shares to fall.

We may issue and sell our common shares for aggregate gross proceeds of up to $80,000,000 from time to time in connection with this offering. The actual number of common shares that may be issued and sold in this offering, as well as the timing of any such sales, will depend on a number of factors, including, among others, the prices at which any shares are actually sold this offering (which may be influenced by market conditions, the trading price of our common shares and other factors) and our determinations as to the appropriate timing, sources and amounts of funding we need. The issuance and sale from time to time of these new common shares, or the mere fact that we are able to issue and sell these shares in this offering, could cause the market price of our common shares to decline.

It is not possible to predict the actual number of common shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Jefferies at any time throughout the term of the Sales Agreement. The number of shares that are sold through Jefferies after delivering a placement notice will fluctuate based on a number of factors, including the market price of our shares during the sales period, the limits we set with Jefferies in any applicable placement notice, and the demand for our shares during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

USE OF PROCEEDS

We may issue and sell our common shares having aggregate sales proceeds of up to $80,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds from any offerings pursuant to this prospectus supplement to strategically invest in research and clinical development of current and/or additional pipeline candidates, our technology platforms, working capital, capital expenditures and general corporate purposes.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering.

Dividend Policy

We have never declared or paid cash dividends on our capital stock. We intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our board of directors.

Under Swiss law, any dividend must be approved by our shareholders. In addition, our auditors must confirm that the dividend proposal of our board of directors conforms to Swiss statutory law and our articles of incorporation. A Swiss corporation may pay dividends only if it has sufficient distributable profits brought forward from the previous business years (“report des bénéfices”) or if it has distributable reserves (“réserves à libre disposition”), each as evidenced by its audited standalone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and its articles of association have been deducted. Distributable reserves are generally booked either as “free reserves” (“réserves libres”) or as “reserve from capital contributions” (“apports de capital”). Distributions out of nominal share capital, which is the aggregate nominal value of a corporation’s issued shares, may be made only by way of a share capital reduction.

Dilution

If you invest in our common shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price you pay in this offering and the net tangible book value per common share after this offering.

Our net tangible book value as of March 31, 2021 was $220 million (CHF 207 million), or $3.03 per common share (CHF 2.85 per common share), based on 72,652,654 common shares then outstanding. Net tangible book value per share represents the amount of our total assets less our total liabilities, excluding intangible assets, divided by 72,652,654 the total number of our common shares issued and outstanding at March 31, 2021.

After giving effect to the assumed sale by us of our common shares in the aggregate amount of $80 million at an assumed public offering price of $6.16 per share (the last sale price of our common shares on May 4, 2021 as reported on Nasdaq), less the estimated commissions and estimated offering expenses payable by us, our net tangible book value at March 31, 2021 would have been $297 million, or $3.47 per common share. This represents an immediate increase in net tangible book value of $0.44 per share to existing shareholders and an immediate dilution of $2.69 per share to investors in this offering. The following table illustrates this per share dilution:

	(in USD)	(in CHF)
Assumed public offering price per share	6.16	5.80
Historical net tangible book value per share as of March 31, 2021	3.03	2.85
Increase per share attributable to new investors purchasing shares in this offering	0.44	0.41
As adjusted net tangible book value per share after giving effect to this offering	3.47	3.26
Dilution per share to new investors	2.69	2.54
Percentage of dilution in net tangible book value per common share for new investors	43.7%	43.7%

Swiss Franc amounts have been translated into US dollars at a rate of CHF 0.9418 to USD 1.00, the official exchange rate quoted as of March 31, 2021 by the US Federal Reserve Bank. Such US dollar amounts are not necessarily indicative of the amounts of US dollars that could actually have been purchased upon exchange of Swiss Francs on March 31, 2021 and have been provided solely for the convenience of the reader.

The calculations above are based on 72,652,654 common shares outstanding as of March 31, 2021, but exclude 3,030,854 of our common shares issuable upon the exercise of options and non-vested restricted share units outstanding under our existing equity incentive plans at a weighted-average exercise price of $6.58 per common share.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities may result in further dilution to our shareholders.

Tax Considerations

Swiss Tax considerations

The following summary contains a description of the principal Swiss tax consequences of the acquisition, ownership and disposition of Offered Shares, but it does not purport to be a comprehensive description of all of the Swiss tax considerations that may be relevant to a decision to purchase, own or dispose of Offered Shares. In particular, the summary does not take into account the specific circumstances of any particular investor.

This summary is based on the tax laws, regulations and regulatory practices of Switzerland as in effect on the date hereof, all of which are subject to change (or subject to changes in interpretation), possibly with retroactive effect. This summary does not address any aspects of Swiss taxation other than aspects of Swiss federal withholding tax, Swiss federal, cantonal and communal income taxes and Swiss federal issuance and securities turnover tax. Investors are urged to consult their own tax advisors regarding the Swiss tax consequences of acquiring, owning and disposing of Offered Shares or the receipt of dividends or distributions, if any, on Offered Shares.

Taxation in respect of Offered Shares

Swiss federal withholding tax

Swiss federal withholding tax on dividends and similar distributions on the Offered Shares

Any dividends and similar cash or in-kind distributions on Offered Shares other than a distribution out of capital contribution reserves (apports de capital) or made or paid by the Company based upon a reduction of nominal share capital, including the distributions of any liquidation proceeds in excess of nominal share capital and capital contribution reserves, will be subject to Swiss federal withholding tax (impôt anticipé) imposed on the gross amount of the taxable distribution at the then prevailing rate (currently 35% of the gross amount of the taxable distribution). The Swiss federal withholding tax must be withheld by the Company on the gross amount of the dividend or distribution and be remitted to the Swiss Federal Tax Administration.

It is generally at the discretion of the Company to decide whether to distribute a dividend or similar distribution or repurchase the Offered Shares out of capital contribution reserves and/or out of profit/retained earnings/reserves other than capital contribution reserves subject to Swiss federal withholding tax.

Refund to Swiss-resident recipients

The relevant Swiss tax authority will refund or credit the Swiss federal withholding tax deducted by the Company on dividends or distributions on Offered Shares in full to holders of Offered Shares who are resident in Switzerland and to holders who hold the Offered Shares as part of a trade or business in Switzerland, and who, in each case, among other things, are the beneficial owners of the Offered Shares and the dividends or the distributions made or paid on the Offered Shares and who duly report the dividend or distribution in their income tax return or their statutory financial statements, as applicable, for the relevant tax period and if there is no tax avoidance.

Refund to non-resident recipients

(a) In General

A holder who is not a resident of Switzerland and who does not hold the Offered Shares as part of a trade or business in Switzerland may be entitled to a full or partial refund of the Swiss federal withholding tax deducted if the country in which the recipient resides for tax purposes has entered into a bilateral treaty for the avoidance of double taxation with Switzerland and the other conditions of such treaty are met. A reduction of the Swiss federal withholding tax at source is not provided for by Switzerland for portfolio holdings and, therefore, is not permissible. Holders of Offered Shares should be aware that the procedures for claiming treaty benefits (and the time frame required for obtaining a tax refund) may differ from country to country and should consult their own legal, financial or tax advisors regarding the procedures for claiming a refund of the Swiss federal withholding tax.

(b) Residents of the US

A holder of Offered Shares who is a resident of the US for purposes of the Convention between the United States of America and the Swiss Confederation for the Avoidance of Double Taxation with Respect to Taxes on Income (Treaty), without taxable presence in Switzerland to which the Offered Shares are attributable or who is a qualified US pension fund and who, in each case, is the beneficial owner of the Offered Shares and the dividend or distribution and who meets the other conditions of the Treaty may, if the holder is a qualified US pension fund, apply for a full refund of the Swiss federal withholding tax, if the holder is a corporation owning at least 10% of the voting rights of the Company, apply for a refund of the Swiss federal withholding tax withheld in excess of the 5% reduced treaty rate and in all other cases apply for a refund of the Swiss federal withholding tax withheld in excess of the 15% treaty rate.

The claim for refund must be filed on Swiss Tax Form 82 (82C for corporations, 82I for individuals, 82E for other entities and 82R for regulated investment companies), which forms together with an instruction form may be obtained from any Swiss consulate general in the US, the Swiss Federal Tax Administration at the address below or be down-loaded from the Swiss Federal Tax Administration’s website. Four copies of the form must be duly completed, signed before a notary public of the US, and three of them must be sent to the Swiss Federal Tax Administration, Eigerstrasse 65, CH-3003, Berne, Switzerland. The form must be accompanied by suitable evidence of deduction of the Swiss federal withholding, such as certificates of deduction, bank vouchers or credit slips. The form must be filed no later than December 31 of the third year following the calendar year in which the dividend subject to the tax became payable.

Swiss income taxes

Offered Shares held by holders resident outside of Switzerland and with no trade or business in Switzerland

Holders of Offered Shares who are not resident in Switzerland for tax purposes, and who, during the respective taxation year, have not engaged in a trade or business carried on through a permanent establishment or a fixed place of business situated in Switzerland for tax purposes, will not be subject to any Swiss federal, cantonal or communal income taxes as a result of them realizing gain on the sale or other disposition of Offered Shares or receiving dividends or other distributions, if any, on Offered Shares. Refer to “―Swiss federal withholding tax” above for a summary on the Swiss withholding tax treatment of dividends and distributions on Offered Shares. Refer to “―International Automatic Exchange of Information” below for a summary on the international exchange of information in tax matters by Switzerland in respect of Offered Shares held in accounts or deposits with a paying agent in Switzerland. Refer to “―Swiss Facilitation of the Implementation of the US Foreign Account Tax Compliance Act” below for a summary on the implementation of FATCA by Switzerland.

Offered Shares held by Swiss resident individuals as private investments

Dividends and other distributions (including stock dividends and liquidation proceeds), if any, on Offered Shares, made or paid by the Company out of capital contribution reserves (apports de capital) and distributions made or paid by the Company on Offered Shares based upon a capital reduction (reduction de la valeur nominale), if any, are exempt from Swiss federal, cantonal and communal income taxes for holders of Offered Shares who are individuals resident in Switzerland for tax purposes and who hold the Offered Shares as private capital investments. Other dividends and distributions, if any, on Offered Shares will be subject to Swiss federal, cantonal or communal income taxes for such holders.

A capital gain realized by an individual resident in Switzerland on the sale of Offered Shares held by her or him as private capital investments classifies typically as tax-exempt private capital gain and, conversely, a capital loss as non-tax deductible private capital loss for purposes of Swiss federal, cantonal and communal income taxes.

Refer to “―Swiss federal withholding tax” with respect to the Company's discretion to make distributions out of capital contribution reserves.

Refer to “—Offered Shares held as assets of a Swiss business” for information on the taxation of individuals classified as “professional securities dealers.”

Offered Shares held as assets of a Swiss business

For a holder who holds Offered Shares as part of a trade or business carried on in Switzerland dividends and distributions, if any, made or paid by the Company on Offered Shares, and capital gain or loss realized on the sale of Offered Shares, are includible in, or deductible from, respectively, taxable income in the relevant taxation period for purposes of Swiss federal, cantonal and communal individual or corporate income taxes. This taxation treatment also applies to Swiss resident private individuals who, for income tax purposes, are classified as “professional securities dealers”. Corporate taxpayers may be eligible for dividend relief (réductions pour participations) in respect of dividends and distributions, if any, on Offered Shares held as part of a Swiss business if the market value of the Offered Shares held by them equals or exceeds CHF 1 million.

Swiss federal issuance stamp tax

The Company will be subject to the Swiss issuance stamp tax (droit de timbre d'émission) on the issuance of the Offered Shares of 1% on the consideration received for the issuance of the Offered Shares, net of certain deductions.

Swiss federal securities turnover tax

In respect of purchases of Offered Shares in the Offering

The issuance and delivery of the Offered Shares to the initial shareholders at the settlement date is exempt from Swiss federal securities turnover tax (droit de timbre de négotiation).

In respect of other transactions in Offered Shares

Any transactions in the Offered Shares after the offering, where a bank or another securities dealer in Switzerland or Liechtenstein, as defined in the Swiss Federal Stamp Tax Act, acts as an intermediary, or is a party, to the transaction, is subject to Swiss federal securities turnover tax at a tax rate of up to 0.15% of the consideration paid for such Offered Shares.

International Automatic Exchange of Information

Switzerland has concluded a multilateral agreement with the EU on the international automatic exchange of information (AEOI) in tax matters. The agreement applies to all 27 EU member states and certain other jurisdictions. Further, Switzerland has entered into the multilateral competent authority agreement on the automatic exchange of financial account information (MCAA), and based on the MCAA, a number of bilateral AEOI agreements with other countries.

Based on such agreements and the implementing laws of Switzerland, Switzerland commenced collecting or will commence collecting data in respect of financial assets held in, and income derived thereon and credited to, accounts or deposits with a paying agent in Switzerland for the benefit of individuals resident in a EU member state or other treaty state from 2017 and began exchanging the data in 2018 or will begin exchanging the data at a later date, depending on the date of effectiveness of the applicable agreement, including, as the case may be, in respect of Offered Shares held in such accounts or deposits. Switzerland has signed and intends to sign further AEOI agreements with further countries. An up-to-date list of the AEOI agreements of Switzerland in effect or signed and becoming effective and the dates of commencement of data collection and the dates of information exchange, can be found on the website of the State Secretariat for International Financial Matters SIF.

Swiss Facilitation of the Implementation of the US Foreign Account Tax Compliance Act

The US Foreign Account Tax Compliance Act (FATCA) is a unilateral US tax law directed at financial institutions around the world in order to fight tax evasion of US citizens. FATCA requires these financial institutions to periodically provide the US Internal Revenue Service (IRS) with information regarding the bank accounts of US citizens whether living inside or outside of the US Along with many other countries, Switzerland has concluded a bilateral agreement (IGA) with the US in order to facilitate the implementation of FATCA, which reduces the implementation costs for Swiss financial institutions. Under the US-Switzerland IGA, financial institution acting out of Switzerland generally are directed to become participating foreign financial institutions (FFIs). The agreement ensures that the accounts held by US persons with Swiss financial institutions are disclosed to the US tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance. Information will not be transferred automatically in the absence of consent, and instead will be exchanged only within the scope of administrative assistance on the basis of the double taxation agreement between the US and Switzerland (DTA). On 20 September 2019, Switzerland and the US ratified the 2009 protocol (Protocol) amending the DTA. With the subsequent exchange of the ratification instruments, the amended DTA entered into force, and provides for a mechanism for the exchange of information upon request in tax matters between Switzerland and the US, which is in line with international standards, and allows the US to make group requests under FATCA concerning non-consenting US accounts and non-consenting non-participating foreign financial institutions for periods from 30 June 2014.

Material US Federal Income Tax Considerations for US Holders

In the opinion of Davis Polk & Wardwell LLP, the following are the material US federal income tax consequences to US Holders, as defined below, of owning and disposing of our common shares. It does not describe all tax considerations that may be relevant to a particular person’s decision to acquire common shares.

This discussion applies only to a US Holder that holds common shares as capital assets for US federal income tax purposes. In addition, it does not describe all of the US federal income tax consequences that may be relevant in light of a US Holder’s particular circumstances, including alternative minimum tax consequences, the potential application of the provisions of the Code known as the Medicare contribution tax and tax consequences applicable to US Holders subject to special rules, such as:

•	certain financial institutions;

•	dealers or traders in securities who use a mark-to-market method of tax accounting;

•	persons holding common shares as part of a hedging transaction, straddle, wash sale, conversion transaction or other integrated transaction or persons entering into a constructive sale with respect to the common shares;

•	US Holders whose functional currency for US federal income tax purposes is not the US dollar;

•	entities classified as partnerships for US federal income tax purposes;

•	tax-exempt entities, including an “individual retirement account” or “Roth IRA”;

•	persons that own or are deemed to own ten percent or more of our shares, by vote or value; or

•	persons holding common shares in connection with a trade or business conducted outside of the United States.

If an entity that is classified as a partnership for US federal income tax purposes holds common shares, the US federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding common shares and partners in such partnerships should consult their tax advisers as to the particular US federal income tax consequences of owning and disposing of the common shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between Switzerland and the United States (the “Treaty”) all as of the date hereof, any of which is subject to change or differing interpretations, possibly with retroactive effect.

A “US Holder” is a holder who, for US federal income tax purposes, is a beneficial owner of common shares, who is eligible for the benefits of the Treaty and who is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to US federal income taxation regardless of its source.

US Holders should consult their tax advisers concerning the US federal, state, local and non-US tax consequences of owning and disposing of common shares in their particular circumstances, including the consequences to them under the passive foreign investment company (“PFIC”) rules discussed below.

Taxation of Distributions

As discussed above under “Dividend Policy,” we do not currently expect to make distributions on our common shares. In the event that we do make distributions of cash or other property, subject to the passive foreign investment company rules described below, distributions paid on common shares, other than certain pro rata distributions of common shares, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under US federal income tax principles). Because we do not maintain calculations of our earnings and profits under US federal income tax principles, we expect that distributions will generally be reported to US Holders as dividends. Subject to the discussion below with respect to our PFIC status and the consequences of being a PFIC, for so long as our common shares are listed on NASDAQ or we are eligible for benefits under the Treaty, dividends paid to certain non-corporate US Holders will be eligible for taxation as “qualified dividend income” and therefore, subject to applicable limitations, will be taxable at rates not in excess of the long-term capital gain rate applicable to such US Holder. US Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends in their particular circumstances. The amount of a dividend will include any amounts withheld by us in respect of Swiss income taxes. The amount of the dividend will be treated as foreign-source dividend income to US Holders and will not be eligible for the dividends-received deduction generally available to US corporations under the Code. Dividends will be included in a US Holder’s income on the date of the US Holder’s receipt of the dividend. The amount of any dividend income paid in Swiss Francs will be the US dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into US dollars at that time. If the dividend is converted into US dollars on the date of receipt, a US Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A US Holder may have foreign currency gain or loss if the dividend is converted into US dollars after the date of receipt.

Subject to applicable limitations, some of which vary depending upon the US Holder’s particular circumstances, Swiss income taxes withheld from dividends on common shares at a rate not exceeding the rate provided by the Treaty will be creditable against the US Holder’s US federal income tax liability. The rules governing foreign tax credits are complex and US Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, US Holders may, at their election, deduct foreign taxes, including any Swiss income tax, in computing their taxable income, subject to generally applicable limitations under US law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale or Other Disposition of Common Shares

Subject to the passive foreign investment company rules described below, gain or loss realized on the sale or other disposition of common shares will be capital gain or loss, and will be long-term capital gain or loss if the US Holder held the common shares for more than one year. The amount of the gain or loss will equal the difference between the US Holder’s tax basis in the common shares disposed of and the amount realized on the disposition, in each case as determined in US dollars. This gain or loss will generally be US-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to various limitations.

Passive Foreign Investment Company Rules

Under the Code, we will be a PFIC for any taxable year in which, after the application of certain “look-through” rules with respect to subsidiaries, either (i) 75% or more of our gross income consists of “passive income,” or (ii) 50% or more of the average quarterly value of our assets consists of assets that produce, or are held for the production of, “passive income.” For purposes of the above calculations, we will be treated as if we hold our proportionate share of the assets of, and directly receive our proportionate share of the income of, any other corporation in which we directly or indirectly own at least 25%, by value, of the shares of such corporation. Passive income generally includes interest, dividends, rents, certain non-active royalties and capital gains. Although we have not obtained independent valuations of our assets during 2020 and thus are not in a position to make a definitive determination as to whether we were a PFIC in 2020, based on our income and assets during 2020 and certain estimates and assumptions, including as to both the total value and the relative value of our assets as implied by our market capitalization during 2020, we believe that it is likely that we were a PFIC in 2020. In addition, it is possible that we may also be a PFIC in 2021 or one or more future years because, among other things, (i) we may not generate a substantial amount of non-passive gross income, for US federal income tax purposes, in any year, (ii) we currently own, and expect to continue to own, a substantial amount of passive assets, including cash, and (iii) the estimated valuation, for PFIC purposes, of our assets that generate non-passive income for PFIC purposes, including our intangible assets, is likely to be dependent in large part on our market capitalization and is therefore uncertain and may vary substantially over time. Accordingly, there can be no assurance that we will not be a PFIC in 2021 or any future taxable year.

If we are a PFIC in 2021 or in any future year during which a US investor holds common shares, we generally would continue to be treated as a PFIC with respect to that US Holder for all succeeding years during which the US Holder holds common shares, even if we ceased to meet the threshold requirements for PFIC status.

If we are a PFIC in 2021 or in any future year during which a US investor holds common shares (assuming such US Holder has not made a timely mark-to-market election, as further described below), any gain recognized by a US Holder on a sale or other disposition (including certain pledges) of the common shares would be allocated ratably over the US Holder’s holding period for the common shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to any other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the amount allocated to that taxable year. Further, to the extent that any distribution received by a US Holder on its common shares exceeds 125% of the average of the annual distributions on the common shares received during the preceding 3 years or the US Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above.

A US Holder can avoid certain of the adverse rules described above by making a mark-to-market election with respect to its common shares, provided that the common shares are “marketable.” Common shares will be marketable if they are “regularly traded” on a “qualified exchange” or other market within the meaning of applicable Treasury regulations. If a US Holder makes the mark-to-market election, it generally will recognize as ordinary income any excess of the fair market value of the common shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the common shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a US Holder makes this election, the holder’s tax basis in the common shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of common shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election).

In addition, in order to avoid the application of the foregoing rules, a US person who owns stock in a PFIC for US federal income tax purposes may make a “qualified electing fund” (QEF) election with respect to such PFIC if the PFIC provides the information necessary for such election to be made. If a US person makes a QEF election with respect to a PFIC, the US person will be currently taxable on their pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC, and will not be required to include such amounts in income when actually distributed by the PFIC. We do not intend to provide the information necessary for US Holders to make QEF elections.

In addition, if we were a PFIC or, with respect to particular US Holder, were treated as a PFIC for the taxable year in which we paid a dividend or for the prior taxable year, the preferential dividend rates discussed above with respect to dividends paid to certain non-corporate US Holders would not apply.

If a US Holder owns common shares during any year in which we are a PFIC, the holder generally must file annual reports containing such information as the US Treasury may require on Internal Revenue Service (IRS) Form 8621 (or any successor form) with respect to us, generally with the holder’s federal income tax return for that year.

US Holders should consult their tax advisors concerning our potential PFIC status and the potential application of the PFIC rules.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain US-related financial intermediaries are generally subject to information reporting, and may be subject to backup withholding, unless (i) the US Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the US Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a US Holder will be allowed as a credit against the holder’s US federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Information With Respect to Foreign Financial Assets

Certain US Holders who are individuals (and, under proposed regulations, certain entities) may be required to report information relating to an interest in our common shares, subject to certain exceptions (including an exception for common shares held in accounts maintained by certain US financial institutions). US Holders should consult their tax advisers regarding the effect, if any, of this legislation on their ownership and disposition of the common shares.

Plan of distribution

We have entered into a sales agreement with Jefferies, under which we may offer and sell up to $80,000,000 of our common shares from time to time through Jefferies acting as agent. Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our common shares under the sales agreement, we will notify Jefferies of the number of shares to be sold, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell our common shares are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our common shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $50,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $1,068,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on The Nasdaq Global Market on the day following each day on which our common shares are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our common shares on our behalf, Jefferies may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our common shares pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all common shares subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. We and Jefferies may each terminate the sales agreement at any time upon ten days’ prior notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to a current report on Form 8-K filed under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and incorporated by reference in this prospectus supplement.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

The address of Jefferies is Jefferies LLC, 520 Madison Avenue, 2nd Floor, New York, NY 10022.

Legal Matters

The validity of the securities and certain other matters of Swiss law will be passed upon for us by Bär & Karrer Ltd. Certain matters of US federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York, and for Jefferies by Goodwin Procter LLP, New York, New York.

Experts

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers SA is a member of EXPERTsuisse — Swiss Expert Association for Audit, Tax and Fiduciary.

Where You Can Find More Information

We have filed with the US Securities and Exchange Commission, the SEC, a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

Incorporation By Reference

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus supplement incorporated by reference subsequent to the date of this prospectus supplement.

We incorporate by reference the following documents or information that we have filed with the SEC:

•	Our 2020 Annual Report on Form 20-F for the fiscal year ended December 31, 2020;

•	Our reports on Form 6-K furnished to the SEC on March 23, 2021 (only with respect to “Item 1.C—2020 and 2019 Board Compensation” and “Item 2.C—2020 and 2019 Executive Compensation” of Exhibit 99.4), March 31, 2021 and April 28, 2021 (only with respect to Exhibits 99.1 and 99.2); and

•	The description of our common shares contained in our registration statement on Form 8-A filed with the SEC on September 23, 2016, including any amendments or reports filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus supplement and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus supplement.

Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. Each person, including any beneficial owner, to whom a prospectus is delivered can obtain documents incorporated by reference in this document by requesting them from us in writing at EPFL Innovation Park Building B, 1015 Lausanne, Switzerland or via telephone at +41 21 345 91 21.

PROSPECTUS

As filed with the Securities and Exchange Commission on April 28, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________________________________

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________________________________________________

AC IMMUNE SA
(Exact Name of Registrant as Specified in Its Charter)

_______________________________________________________

Switzerland	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

EPFL INNOVATION PARK
Building B
1015 Lausanne
Switzerland
(Address and Telephone Number of Registrant’s Principal Executive Offices)

_______________________________________________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10168
(800) 221-0102
(Name, Address, and Telephone Number of Agent For Service)

_______________________________________________________

Copies to:

Derek J. Dostal

Richard D. Truesdell, Jr.
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
(212) 450-4000

_______________________________________________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities † or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

_______________________________________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)(4)
Common Shares, par value CHF 0.02 per share				(1)
Debt Securities				(1)
Warrants				(1)
Purchase Contracts				(1)
Units				(1)
Subscription Rights				(1)
Subtotal	$350,000,000		$350,000,000	$38,185

____________________________

(1)	There are being registered hereunder such indeterminate number of securities of each identified class being registered as may be sold by the registrant from time to time at indeterminate prices, with any initial aggregate public offering price not to exceed $350,000,000. The $350,000,000 maximum aggregate offering price includes $223,411,644 in aggregate amount registered on Registration Statement on Form F-3 (Registration No 333-224694) which was declared effective on June 8, 2018 (the “Prior Registration Statement”) that remained unsold by the Company pursuant thereto which, pursuant to Rule 415(a)(6) of the Securities Act of 1933, as amended (the “Securities Act”), is being rolled over and included in this registration statement (see footnote 4 below). As such, the proposed maximum aggregate offering price of new securities being registered hereunder is $223,411,644.

(2)	The proposed maximum aggregate offering price of each class of securities will be determined from time to time by the registrant in connection with the offer and sale of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act of 1933.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 with respect to the securities to be sold by the registrant. In no event will the aggregate offering price of all securities sold from time to time pursuant to this registration statement exceed $350,000,000.

(4)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered hereunder include unsold securities previously registered by the Company pursuant to the Prior Registration Statement. The Prior Registration Statement registered the offer and sale of an indeterminate number of common shares, principal amount of debt securities, purchase contracts, warrants to purchase common shares, debt securities or other securities, units and subscription rights (collectively, the “Shelf Securities”) having an aggregate initial offering price not to exceed $350,000,000, $223,411,644 of which Shelf Securities remain unsold by the Company as of the date of filing of this registration statement. The registrant has determined to include in this registration statement unsold Shelf Securities under the Prior Registration Statement with an aggregate offering price of $223,411,644 (the “Unsold Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee of $24,375 relating to the Unsold Securities under the Prior Registration Statement, which was paid under the Prior Registration Statement, will continue to be applied to the Unsold Securities registered pursuant to this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. The filing fee of $24,375 relating to the Unsold Securities under the Prior Registration Statement, which was paid under the Prior Registration Statement, will continue to be applied to the Unsold Securities registered pursuant to this registration statement.

_______________________________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 28, 2021

PROSPECTUS

$350,000,000
Common Shares
Debt Securities
Warrants
Purchase Contracts
Units
Subscription Rights

AC IMMUNE SA
(incorporated in Switzerland)

We may offer, from time to time, in one or more offerings, common shares, senior debt securities, subordinated debt securities, warrants, purchase contracts, units or subscription rights, which we collectively refer to as the “securities.” The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $350,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 31.

Our common shares are listed on the NASDAQ Global Market under the symbol “ACIU.” On April 27, 2021, the last sale price of our common shares as reported by the NASDAQ Global Market was $7.14 per common share. As of April 27, 2021, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $225,144,185 based on approximately 72,652,654 shares of outstanding common shares, of which approximately 31,532,799 shares were held by non-affiliates.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2021.

We have not authorized anyone to provide you with information different or additional to the information contained in or incorporated by reference in this prospectus or any related prospectus supplement we provide to you. We are not making an offer of securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. Unless otherwise noted or the context otherwise requires, references in this prospectus to “AC Immune,” “the Company,” “our company,” “we,” “us,” “our” or similar terms refer to AC Immune SA.

TABLE OF CONTENTS

_______________________________

Page

About This Prospectus	2
Where You Can Find More Information	2
Special Note Regarding Forward-Looking Statements	3
AC Immune SA	4
Risk Factors	4
Use of Proceeds	5
Description of Share Capital and Articles of Association	6
Comparison of Swiss Law and Delaware Law	18
Description of Debt Securities	25
Description of Warrants	26
Description of Purchase Contracts	27
Description of Units	28
Description of Subscription Rights	29
Plan of Distribution	31
Incorporation of Certain Information by Reference	32
Expenses	32
Legal Matters	33
Experts	33
Indemnification of Officers and Directors	II-1
Exhibits	II-1
Undertakings	II-2

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You should not assume that the information contained in this prospectus is accurate as of any other date.

Where You Can Find More Information

We file or furnish certain information with the SEC, including annual reports on Form 20-F and reports on Form 6-K under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information at the following location of the SEC: Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.

You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports and other information about issuers like us who file electronically with the SEC. The address of the site is http://www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our managing directors, supervisory directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Special Note Regarding Forward-Looking Statements

This prospectus contains statements that constitute forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, product candidates, product pipeline, ongoing and planned clinical studies, including those of our collaboration partners, regulatory approvals, research and development costs, timing and likelihood of success, as well as plans and objectives of management for future operations are forward-looking statements. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “will” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section entitled “Risk Factors” in this prospectus. These risks and uncertainties include factors relating to:

•	the success of our and our collaboration partners’ clinical studies, and our and their ability to obtain and maintain regulatory approval and to commercialize ACI-35, semorinemab, Morphomer Tau, ACI-24 for Alzheimer’s disease (AD) and for Down syndrome-related AD (ACI-24 for DS), crenezumab, and PI-2620, our Tau-positron emission tomography (PET) imaging tracer and to a lesser extent our preclinical candidates;

•	the preclinical and clinical safety, efficacy and utility of our product candidates;

•	the ability of our competitors to discover, develop or commercialize competing products before or more successfully than we do;

•	our plans to research, develop and commercialize our product candidates;

•	the identification of serious adverse, undesirable or unacceptable side effects related to our product candidates;

•	our ability to maintain our current strategic relationships with our collaboration partners;

•	our ability to protect and maintain our, and not infringe on third parties’, intellectual property rights throughout the world;

•	our ability to raise capital when needed in order to continue our product development programs or commercialization efforts;

•	our ability to attract and retain qualified employees and key personnel;

•	the acceptance by the Food and Drug Administration (FDA) and applicable foreign regulatory authorities of data from studies that we and our collaboration partners conduct within and outside the US now and in the future;

•	our foreign private issuer status, the loss of which would require us to comply with the Exchange Act’s domestic reporting regime, and cause us to incur significant legal, accounting and other expenses;

•	our incorporation in Switzerland, the laws of which govern our corporate affairs and may differ from those applicable to companies incorporated in the US; and

•	The other risk factors discussed in our most recent Annual Report on Form 20-F.

AC Immune SA

We are a clinical stage biopharmaceutical company leveraging our two proprietary technology platforms to discover, design and develop novel, proprietary medicines and diagnostics for prevention and treatment of neurodegenerative diseases associated with protein misfolding. Misfolded proteins are generally recognized as the leading cause of neurodegenerative diseases, such as Alzheimer’s disease, or AD, and Parkinson’s disease, or PD, with common mechanisms and drug targets, such as Abeta, Tau, alpha-synuclein and TDP-43. Our corporate strategy is founded upon a three-pillar approach that targets (i) AD, (ii) focused non-Alzheimer’s neurodegenerative diseases including NeuroOrphan indications and (iii) diagnostics. We use our two unique proprietary platform technologies, SupraAntigen (conformation-specific biologics) and Morphomer (conformation-specific small molecules), to discover, design and develop novel medicines and diagnostics to target misfolded proteins.

We are a Swiss stock corporation (société anonyme) organized under the laws of Switzerland. We were formed as a Swiss limited liability company (société à responsabilité limitée) on February 13, 2003 with our registered office and domicile in Basel, Switzerland. We converted to a Swiss stock corporation (société anonyme) under the laws of Switzerland on August 25, 2003. Our Swiss enterprise identification number is CHE-109.878.825. Our domicile and registered office is in Ecublens, at the École Polytechnique Fédérale Lausanne (EPFL) Innovation Park Building B, 1015 Lausanne, Vaud, Switzerland. Our common shares were admitted to trading on Nasdaq Global Market on September 23, 2016, and trade under the symbol ACIU.

Our registered and principal executive offices are located in Ecublens, at EPFL Innovation Park, Building B, 1015 Lausanne, Switzerland, our general telephone number is (41) 21 345 91 21 and our internet address is www.acimmune.com. Our website and the information contained on or accessible through our website are not part of this prospectus.

Risk Factors

Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 20-F, and in any updates to those risk factors in our reports Form 6-K incorporated herein, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

Use of Proceeds

Unless otherwise indicated in a prospectus supplement, we currently intend to use the net proceeds from future offerings to strategically invest in research and clinical development of current and/or additional pipeline candidates, our technology platforms, working capital, capital expenditures and general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

Description of Share Capital and Articles of Association

The Company

We are a Swiss stock corporation (société anonyme) organized under the laws of Switzerland. We were formed as a Swiss limited liability company (société à responsabilité limitée) on February 13, 2003 with our registered office and domicile in Basel, Switzerland. We converted to a Swiss stock corporation (société anonyme) under the laws of Switzerland on August 25, 2003. Our Swiss enterprise identification number is CHE-109.878.825. Our domicile and registered office is in Ecublens, at the École Polytechnique Fédérale Lausanne (EPFL) Innovation Park Building B, 1015 Lausanne, Vaud, Switzerland.

Share Capital

As of March 22, 2021, our issued share capital is CHF 1,537,748.98, consisting of 76,887,449 common shares with a nominal value of CHF 0.02 each. Of these issued totals, we held 4,235,023 as treasury shares totaling CHF 84,700.46 in share capital. We have no dividend rights certificates (bons de jouissance).

Articles of Association

On February 23, 2021, we adopted amended articles of association and when we refer to our articles of association, we refer to the articles of association as filed as Exhibit 3.1 to our Annual Report on Form 20-F.

Purpose

Under our articles of association, our purpose is the research, study, development, manufacture, promotion, sale and marketing of products and substances within the pharmaceutical and nutrition industry as well as the purchase, sale and exploitation of patents and licenses in this field. We may engage in any activities which are apt to favor our purpose directly or indirectly. We may also acquire and sell real estate. We may open branch offices in Switzerland and abroad and may also acquire participations in other companies. We may provide securities to our subsidiaries and supply guarantees.

Ordinary Capital Increase, Authorized and Conditional Share Capital

Under Swiss law, we may increase our share capital (capital-actions) with a resolution of the general meeting of shareholders (ordinary capital increase) that must be carried out by the board of directors within three months of the general meeting of shareholders in order to become effective. Under our articles of association, in the case of an increase of capital against payment of contributions in cash, a resolution passed by a simple majority of the votes cast at the general meeting of shareholders regardless of abstentions and empty or invalid votes is required. In the case of the limitation or withdrawal of subscription rights or in the case of an increase of capital out of equity, against contribution in kind, or for the purpose of acquisition of assets and the granting of special benefits, a resolution passed by at least two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the nominal amount of the shares represented is required.

Furthermore, under the Swiss Code of Obligations, or the CO, our shareholders, by a resolution passed by at least two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the nominal amount of the shares represented, may empower our board of directors to issue shares of a specific aggregate nominal amount up to a maximum of 50% of the share capital in the form of:

•	conditional capital (capital conditionnel) for the purpose of issuing shares in connection with, among other things, (i) the exercise of conversion and/or option or warrant rights granted in connection with bonds or similar instruments, issued or to be issued by the Company or by one of our subsidiaries or (ii) the exercise of option rights granted to employees of the Company or a subsidiary, members of our board of directors or any consultant of the Company, or other persons providing services to the Company or a subsidiary; or

•	authorized capital (capital-actions autorisé) to be utilized by the board of directors within a period determined by the shareholders but not exceeding two years from the date of the shareholder approval.

Pre-Emptive Rights

Pursuant to the CO, shareholders have in principle pre-emptive subscription rights (droit préférentiel de souscription). With respect to conditional capital in connection with the issuance of conversion rights, convertible bonds or similar debt instruments, shareholders have in principle advance subscription rights (droit de souscrire préalablement).

A resolution passed at a general meeting of shareholders by at least two-thirds of the shares represented and the absolute majority of the nominal value of the shares represented may authorize our board of directors to withdraw or limit pre-emptive subscription rights or advance subscription rights in certain circumstances.

If pre-emptive subscription rights are granted, but not exercised, the board of directors may allocate the non-exercised pre-emptive subscription rights as it elects but has to follow the principle of equal treatment of the shareholders.

Our Authorized Share Capital

Under Article 3a of our articles of association, board of directors is authorized to increase the share capital, in one or several steps until 27 June 2022, by a maximum amount of CHF 190,000 by issuing a maximum of 9,500,000 registered shares with a par value of CHF 0.02 each, to be fully paid up. An increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate or another third party or third parties, followed by an offer to the then-existing shareholders of the Company and (ii) in partial amounts shall also be permissible.

The board of directors is authorized to determine the time of the issuance, the issue price, the manner in which the new registered shares have to be paid up, the date from which the registered shares carry the right to dividends, the conditions for the exercise of the preemptive rights and the allotment of preemptive rights that have not been exercised. The board of directors may allow the pre-emptive rights that have not been exercised to expire, or it may place with third parties such rights or registered shares, the pre-emptive rights of which have not been exercised, at market conditions or use them otherwise in the interest of the Company.

The board of directors is authorized to withdraw or limit the pre-emptive rights of the shareholders and to allot them to third parties:

•	if the issue price of the new registered shares is determined by reference to the market price;

•	for the acquisition of an enterprise, part of an enterprise or participations, or for the financing or refinancing of any of such acquisition, or in the event of share placement for the financing or refinancing of such placement;

•	for purposes of broadening the shareholder constituency of the Company in certain financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing or registration of new registered shares on domestic or foreign stock exchanges;

•	for purposes of granting an over-allotment option (Greenshoe) of up to 20% of the total number of registered shares in a placement or sale of registered shares to the respective initial purchaser(s) or underwriter(s);

•	for raising of capital (including private placements) in a fast and flexible which probably could not be reached without the exclusion of the statutory pre-emptive right of the existing shareholders;

•	for other valid grounds in the sense of Article 652b para. 2 CO; or

•	following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 33 1/3 % of the share capital registered in the commercial register without having submitted to the other shareholders a takeover offer recommended by the board of directors, or for the defense of an actual, threatened or potential takeover bid, in relation to which the board of directors, upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders acceptance on the basis that the board of directors has not found the takeover bid to be financially fair to the shareholders.

Our Conditional Share Capital

Conditional Share Capital for Bonds and Similar Debt Instruments

Under Article 3b of our articles of association, our share capital may be increased by a maximum aggregate amount of CHF 91,560.94 through the issue of a maximum of 4,578,047 common shares, payable in full, each with a nominal value of CHF 0.02, through the exercise of conversion and/or option or warrant rights granted in connection with bonds or similar instruments, issued or to be issued by the Company or by one of our subsidiaries, including convertible debt instruments. Shareholders do not have pre-emptive subscription rights in such circumstances.

Shareholders’ subscription rights are excluded. Shareholders’ advance subscription rights with regards to new bonds or similar instruments may be restricted or excluded by decision of the board of directors in order to finance or re-finance the acquisition of companies or holdings, or new investments planned by the Company, or in order to issue convertible bonds and warrants on the international capital markets or through private placement. If advance subscription rights are excluded, then (i) the instruments are to be placed at market conditions; (ii) the exercise period is not to exceed ten years from the date of issue for warrants and twenty years for conversion rights; and (iii) the conversion or exercise price for the new shares is to be set at least in line with the market conditions prevailing at the date on which the instruments are issued. The respective holders of conversion and/or option or warrant rights are entitled to subscribe the new shares.

Conditional Share Capital for Employee Benefit Plans

Under Article 3c of our articles of association, our share capital may, to the exclusion of the pre-emptive subscription rights of shareholders, be increased by a maximum aggregate amount of CHF 65,954.32 through the issue of a maximum of 3,297,716 common shares, payable in full, each with a nominal value of CHF 0.02, in connection with the exercise of option rights granted to employees of the Company or one of our subsidiaries, members of the board of directors or any consultant, or other persons providing services to the Company or one of our subsidiaries. The board of directors specifies the precise conditions of issue including the issue price of the shares.

Uncertificated Securities

Our shares are uncertificated securities (droits-valeurs, within the meaning of Article 973c of the CO) and, when administered by a financial intermediary (dépositaire, within the meaning of the Federal Act on Intermediated Securities, “FISA”), qualify as intermediated securities (titres intermédiés, within the meaning of the FISA). In accordance with Article 973c of the CO, we maintain a non-public register of uncertificated securities (registre des droits-valeurs). We may at any time convert uncertificated securities into share certificates (including global certificates), one kind of certificate into another, or share certificates (including global certificates) into uncertificated securities. Following entry in our share register, a shareholder may at any time request from us a written confirmation in respect of the shares held by such shareholder, as reflected in the share register.

General Meeting of Shareholders

Ordinary/Extraordinary Meetings, Powers

The general meeting of shareholders is our supreme corporate body. Under Swiss law, ordinary and extraordinary general meetings of shareholders may be held. Under Swiss law, an ordinary general meeting of shareholders must be held annually within six months after the end of a Company’s financial year. In our case, this generally means on or before June 30.

The following powers are vested exclusively in the general meeting of shareholders:

•	adopting and amending the articles of association, including change of a company’s purpose or domicile;

•	electing and removal of the members of the board of directors, the chairman of the board of directors, the members of the compensation committee, the auditors and the independent proxy;

•	approving the management report and the consolidated accounts;

•	approving the annual accounts and resolutions on the allocation of the disposable profits, and in particular setting the dividend and the shares of profit to board members;

•	approving the total compensation paid to members of the board of directors and executive management;

•	discharging the members of the board of directors and executive management from liability with respect to their tenure in the previous financial year;

•	dissolving a company with or without liquidation; and

•	passing resolutions concerning all matters which are reserved to the authority of the general meeting of shareholders by law or by the articles of association.

An extraordinary general meeting of shareholders may be called by a resolution of the general meeting, the board of directors or, under certain circumstances, by a company’s auditor, liquidator or the representatives of convertible bond holders, if any. In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if shareholders representing at least 10% of the share capital request such general meeting of shareholders in writing. Such request must set forth the items to be discussed and the proposals to be acted upon. The board of directors must convene an extraordinary general meeting of shareholders and propose financial restructuring measures if, based on a company’s stand-alone annual statutory balance sheet, half of the share capital and reserves are not covered by its assets.

Voting and Quorum Requirements

Shareholder resolutions and elections (including elections of members of the board of directors) require the affirmative vote of the simple majority of the votes cast at the general meeting of shareholders regardless of abstentions or empty or invalid votes, unless statutory law or the articles of association state otherwise.

A resolution of the general meeting of the shareholders passed by at least two-thirds of the shares represented at the meeting, and the absolute majority of the nominal value of the shares represented is required for:

•	amending a company’s corporate purpose;

•	creating shares with privileged voting rights;

•	restricting the transferability of common shares;

•	creating authorized or conditional share capital;

•	increasing the share capital out of equity, against contributions in-kind or for the purpose of acquiring assets and granting of special benefits;

•	limiting or withdrawing shareholder’s pre-emptive subscription rights;

•	changing a company’s domicile;

•	alleviating or withdrawing of restrictions upon the transfer of common shares and the removal of the voting cap of 33 1∕3% as contained in article 4 of the articles of association;

•	removing the indemnification provision for the board of directors and executive management as contained in article 29 of the articles of association;

•	converting common shares into bearer shares and vice versa;

•	dissolving or liquidating a company; and

•	amending or eliminating article 17 (resolutions and elections) of the articles of association.

The same voting requirements apply, subject to mandatory law, to resolutions regarding transactions among corporations (including a merger, demerger or conversion of a corporation) based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and Transfer of Assets, or the Merger Act, see “—Compulsory Acquisitions; Appraisal Rights.”

In accordance with Swiss law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from the requirement of NASDAQ Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting stock.

Notice

General meetings of shareholders must be convened by the board of directors or, if necessary, by the auditors at least 20 days before the date of the meeting. The general meeting of shareholders is convened by way of a notice appearing in our official publication medium, currently the Swiss Official Gazette of Commerce. Registered shareholders may also be informed by ordinary mail or e-mail. The notice of a general meeting of shareholders must state the items on the agenda, the proposals to be acted upon and, in case of elections, the names of the nominated candidates. Except in the limited circumstances listed below, a resolution may not be passed at a general meeting without proper notice. This limitation does not apply to proposals to convene an extraordinary general meeting of shareholders or to initiate a special investigation. No previous notification is required for proposals concerning items included in the agenda or for debates that do not result in a vote.

All of the owners or representatives of our shares may, if no objection is raised, hold a general meeting of shareholders without complying with the formal requirements for convening general meetings of shareholders (a universal meeting). This universal meeting of shareholders may discuss and pass binding resolutions on all matters within the purview of the ordinary general meeting of shareholders, provided that the owners or representatives of all the shares are present at the meeting.

Agenda Requests

Pursuant to Swiss law, one or more shareholders, whose combined shareholdings represent the lower of (i) at least one tenth of the share capital or (ii) an aggregate nominal value of at least CHF 1,000,000, may request that an item be included in the agenda for an ordinary general meeting of shareholders. A request for inclusion of an item on the agenda must in principle be requested in writing delivered to or mailed and received at the registered office of the Company at least 120 calendar days before the first anniversary of the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s ordinary general meeting of shareholders. The request must contain, for each of the agenda items, the following information:

•	a brief description of the business desired to be brought before the ordinary general meeting of shareholders and the reasons for conducting such business at the ordinary general meeting of shareholders;

•	the name and address, as they appear in our share register, of the shareholder proposing such business;

•	the number of shares of the Company which are beneficially owned by such shareholder;

•	the dates upon which the shareholder acquired such shares;

•	documentary support for any claim of beneficial ownership;

•	any material interest of such shareholder in such business; and

•	a statement in support of the matter and, for proposals sought to be included in the Company’s proxy statement, any other information required by Securities and Exchange Commission Rule 14a-8.

In addition, if the shareholder intends to solicit proxies from the shareholders of the Company, such shareholder shall notify the Company of this intent in accordance with Securities and Exchange Commission Rule 14a-4 and/or Rule 14a-8.

Our annual business report, the compensation report and the auditor’s report must be made available for inspection by the shareholders at our registered office no later than 20 days prior to the general meeting of shareholders. Shareholders of record may be notified of this in writing.

Voting Rights

Each of our shares entitles its holder to one vote, regardless of its nominal value. The shares are not divisible. The right to vote and the other rights of share ownership may only be exercised by shareholders (including any nominees) or usufructuaries who are entered in our share register at cut-off date determined by the board of directors. Those entitled to vote in the general meeting of shareholders may be represented by the independent proxy holder (annually elected by the general meeting of shareholders), another registered shareholder or third person with written authorization to act as proxy or the shareholder’s legal representative. The chairman has the power to decide whether to recognize a power of attorney.

Our articles of association state that no individual or legal entity may, directly or indirectly, formally, constructively or beneficially own or otherwise control voting rights (“Controlled Shares”) with respect to 33 1∕3% or more of the registered share capital recorded in the Commercial Register except if such individual or legal entity submits prior to the acquisition of such Controlled Shares an orderly tender offer to all shareholders with a minimum price of the higher of (i) the volume weighted average price of the last 60 trading days prior to the publication of the tender offer or (ii) the highest price paid by such individual or legal entity in the 12 months preceding to the publication of the tender offer. Those associated through capital, voting power, joint management or in any other way, or joining for the acquisition of shares, will be regarded as one person. The common shares exceeding the limit of 33 1/3% and not benefitting from the exemption regarding a tender offer will be entered in our share registered as shares without voting rights. The board of directors may in special cases approve exceptions to the above regulations. Additional voting caps apply to shareholders acquiring shares for other persons (nominees).

Dividends and Other Distributions

Our board of directors may propose to shareholders that a dividend or other distribution be paid but cannot itself authorize the distribution. Dividend payments require a resolution passed by a simple majority of the votes cast at a general meeting of shareholders regardless of abstentions or empty or invalid votes. In addition, our auditors must confirm that the dividend proposal of our board of directors conforms to Swiss statutory law and our articles of association.

Under Swiss law, we may pay dividends only from the disposable profit and from reserves formed for this purpose, each as evidenced by our audited stand-alone statutory balance sheet prepared pursuant to Swiss law, and after allocations to reserves required by Swiss law and the articles of association have been deducted. We are not permitted to pay interim dividends out of profit of the current business year.

Distributable reserves are generally booked either as “free reserves” (réserves libres) or as “reserve from capital contributions” (apports de capital). Under the CO, if our general reserves (réserve générale) amount to less than 20% of our share capital recorded in the Commercial Register (i.e., 20% of the aggregate nominal value of our issued capital), then at least 5% of our annual profit must be retained as general reserves. The CO permits us to accrue additional general reserves. Further, a purchase of our own shares (whether by us or a subsidiary) reduces the distributable reserves in an amount corresponding to the purchase price of such own shares. Finally, the CO under certain circumstances requires the creation of revaluation reserves which are not distributable.

Distributions out of issued share capital (i.e. the aggregate nominal value of our issued shares) are not allowed and may be made only by way of a share capital reduction. Such a capital reduction requires a resolution passed by a simple majority of the votes cast at a general meeting of shareholders regardless of abstentions or empty or invalid votes. The resolution of the shareholders must be recorded in a public deed and a special audit report must confirm that claims of our creditors remain fully covered despite the reduction in the share capital recorded in the Commercial Register. The share capital may be reduced below CHF 100,000 only if and to the extent that at the same time the statutory minimum share capital of CHF 100,000 is reestablished by sufficient new fully paid-up capital. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims. The reduction of the share capital may be implemented only after expiration of this time limit.

Our board of directors determines the date on which the dividend entitlement starts. Dividends are usually due and payable shortly after the shareholders have passed the resolution approving the payment, but shareholders may also resolve at the ordinary general meeting of shareholders to pay dividends in quarterly or other installments.

Transfer of Shares

Shares in uncertificated form (droits-valeurs) may only be transferred by way of assignment. Shares that constitute intermediated securities (titres intermédiés) may only be transferred when a credit of the relevant intermediated securities to the acquirer’s securities account is made in accordance with the relevant provisions of the FISA. Article 5 of our articles of association provides that the transfer of intermediated securities and the pledging of these intermediated securities are based on the provisions of the FISA and that transfer of propriety as collateral by means of written assignment are not permitted.

Voting rights may be exercised only after a shareholder (or usufructuaries) has been entered in our share register (registre des actions) with his or her name, first name and address (in the case of legal entities, the registered office) as a shareholder with voting rights. Our articles of association state that no individual or legal entity may, directly or indirectly, formally, constructively or beneficially own or otherwise control voting rights (“Controlled Shares”) with respect to 33 1∕3% or more of the registered share capital recorded in the Commercial Register except if such individual or legal entity submits prior to the acquisition of such Controlled Shares an orderly tender offer to all shareholders with a minimum price of the higher of (i) the volume weighted average price of the last 60 trading days prior to the publication of the tender offer or (ii) the highest price paid by such individual or legal entity in the 12 months preceding to the publication of the tender offer. Those associated through capital, voting power, joint management or in any other way, or joining for the acquisition of shares, will be regarded as one person. The common shares exceeding the limit of 33 1/3% and not benefitting from the exemption regarding a tender offer will be entered in our share registered as shares without voting rights.

Additional voting caps apply to shareholders acquiring shares for other persons (nominees).

Inspection of Books and Records

Under the CO, a shareholder has a right to inspect our share register with respect to his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect our share register. Our books and correspondence may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of our business secrets.

Special Investigation

If the shareholders’ inspection rights as outlined above prove to be insufficient in the judgment of the shareholder, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request the competent court sitting in Lausanne, Switzerland, our registered office, to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10 percent of the share capital or holders of shares in an aggregate nominal value of at least CHF 2,000,000 may request that the court appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that the board of directors, any member of the board of directors or our executive management infringed the law or our articles of association and thereby caused damages to the Company or the shareholders. The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights

Business combinations and other similar transactions (i.e. mergers, demergers, transformations and certain asset transfers) that are governed by the Swiss Merger Act are, if approved in accordance with the applicable provisions of the Swiss Merger Act, binding on all shareholders of the involved companies. A statutory merger or demerger requires approval by at least two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the nominal value of the shares represented. If the merger agreement provides, however, only for a compensation payment, or in the event of an asymmetrical demerger, at least 90 percent of all shareholders of the transferring company who are entitled to vote must approve the merger agreement and the asymmetrical demerger, respectively.

Swiss corporations may be acquired by an acquirer through the direct acquisition of shares of the Swiss corporation. The Swiss Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding shares. If such a squeeze-out merger under the Swiss Merger Act occurs, a minority shareholder subject to the squeeze-out merger could seek to claim, within two months of the publication of the squeeze-out merger, that the consideration offered is “inadequate” and petition a Swiss competent court to determine what “adequate” consideration is.

In addition, under Swiss law, the sale of “all or substantially all of our assets” by us may require the approval of at least two-thirds of the number of shares represented at a general meeting shareholders and the absolute majority of the nominal value of the shares represented. Whether a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

•	a core part of our business is sold without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•	our assets, after the divestment, are not invested in accordance with our statutory business purpose; and

•	the proceeds of the divestment are not earmarked for reinvestment in accordance with our business purpose but, instead, are intended for distribution to our shareholders or for financial investments unrelated to our business.

If in a merger, demerger or transformation, equity or shareholder rights are not adequately preserved or the compensation paid is unreasonable, within two months after the publication of the merger, demerger or transformation resolution, each shareholder may demand that the competent court determines what is a reasonable amount of compensation. The decision of the court is legally binding on all shareholders of the company involved, provided that they are in the same legal position as the plaintiff. The costs of proceedings shall be borne by the acquiring company. If the particular circumstances justify it, the court may decide that the plaintiff shall bear all or part of the cost. An action to obtain a review of the protection of equity or shareholder rights does not affect the legal validity of the merger, demerger or transformation resolution.

Board of Directors

Our articles of association provide that the board of directors shall consist of at least three and not more than nine members.

The members of the board of directors and the chairman are elected annually by the general meeting of shareholders for a period until the completion of the subsequent ordinary general meeting of shareholders and are eligible for re-election. Each member of the board of directors must be elected individually.

Powers

The board of directors has the following non-delegable and inalienable powers and duties:

•	the overall management of the Company and the issuing of all necessary directives;

•	the determination of the Company’s organization;

•	the organization of the accounting, financial control and financial planning systems are required for management of the Company;

•	the appointment and dismissal of persons entrusted with managing and representing the Company;

•	the overall supervision of the persons entrusted with managing the Company, in particular with regard to compliance with the law, articles of association, operational regulations and directives;

•	the compilation of the annual report, and the preparation for the general meeting of shareholders and implementing its resolutions;

•	the preparation of the compensation report and to request approval by the general meeting of shareholders regarding the compensation of the board of directors and the executive committee; and

•	the notification of the court in the event that the Company is over-indebted.

The board of directors may assign responsibility for preparing and implementing its resolutions or monitoring transactions to committees or individual members. It must ensure appropriate reporting to its members. Furthermore, the board of directors may, while retaining such non-delegable and inalienable powers and duties, delegate, in part or entirely, the management and the representation of the Company, within the limits of the law, to a one or more individual directors (Delegates) or to third parties pursuant to the organizational regulations issued by the board of directors.

Pursuant to Swiss law and Article 25 of our articles of association, details of the delegation and other procedural rules such as quorum requirements must be set in the organizational rules issued by the board of directors.

The board of directors assigns the persons with signatory power for the Company and the kind of signatory power.

Indemnification of Executive Management and Directors

Subject to Swiss law, Article 29 of our articles of association provides for indemnification of the current and former members of the board of directors, executive management and their heirs, executors and administrators, against liabilities arising in connection with the performance of their duties in such capacity, and permits us to advance the expenses of defending any act, suit or proceeding to our directors and members of the executive management.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of their duties under the employment agreement with the employer.

Conflict of Interest, Management Transactions

Swiss law does not have a general provision regarding conflicts of interest. However, the CO contains a provision that requires our directors and the members of the executive management to safeguard the Company’s interests and imposes a duty of loyalty and duty of care on our directors and the members of the executive management. This rule is generally understood to disqualify directors and members of the executive management from participating in decisions that directly affect them. Our directors and executive officers are personally liable to us for any breach of these provisions. In addition, Swiss law contains provisions under which directors and all persons engaged in the Company’s management are liable to the Company, each shareholder and the Company’s creditors for damages caused by an intentional or negligent violation of their duties. Furthermore, Swiss law contains a provision under which payments made to any of the Company’s shareholders or directors or any person associated with any such shareholder or director, other than payments made at arm’s length, must be repaid to the Company if such shareholder or director acted in bad faith.

Our board of directors has adopted a Code of Business Conduct and Ethics that covers a broad range of matters, including the handling of conflicts of interest.

Principles of the Compensation of the Board of Directors and the Executive Management

Pursuant to Swiss law, our shareholders must annually approve the compensation of the board of directors and the persons whom the board of directors has, fully or partially, entrusted with the management of the Company. The board of directors must issue, on an annual basis, a written compensation report that must be reviewed together with a report on our business by our auditor. The compensation report must disclose all compensation (as defined in section 14 of the Swiss Ordinance against Excessive Compensation in Listed Companies) granted by the Company, directly or indirectly, to current members of the board of directors and executive management as well as to former members of the board of directors and executive management but in the latter case only to the extent if such compensation is related to their former role within the Company or if such compensation is not on customary market terms.

The disclosure concerning compensation must in particular include the aggregate amount for the board of directors and the aggregate amount for the executive management, as well as the particular amount of compensation for each member of the board of directors and the highest paid member of the executive management, specifying the name and function of each person.

Certain forms of compensation are prohibited for members of our board of directors and executive management, such as:

•	severance payments provided for either contractually or in the articles of association (compensation due until the termination of a contractual relationship does not qualify as severance payment);

•	advance compensation;

•	incentive fees for the acquisition or transfer of corporations, or parts thereof, by the Company or by companies being, directly or indirectly, controlled by the us;

•	loans, other forms of indebtedness, pension benefits not based on occupational pension schemes and performance-based compensation not provided for in the articles of association; and

•	equity securities and conversion and option rights awards not provided for in the articles of association.

Compensation to members of the board of directors and executive management for activities in entities that are, directly or indirectly, controlled by the Company is prohibited if the compensation (i) would have been prohibited if it was paid directly by the Company, (ii) is not provided for in the articles of association or (iii) has not been approved by the general meeting of shareholders.

The general meeting of shareholders annually votes on the proposals of the board of directors with respect to:

•	the maximum aggregate amount of non-performance-related compensation of the board of directors for the next term of office;

•	the maximum aggregate amount of a possible additional compensation of the board of directors for the preceding business year;

•	the maximum aggregate amount of non-performance-related compensation of the executive management for the 12-month period starting on 1 July following the ordinary general meeting of shareholders;

•	the maximum aggregate amount of variable compensation for the executive management for the current year; and

•	the maximum aggregate amount of options or shares in the Company granted to the board of directors and the executive management.

The respective total compensation amounts include social security and occupational pension contributions for the benefit of the members of the board of directors, the executive management and the Company.

If the general meeting of shareholders refuses to approve a respective motion by the board of directors, the board of directors may either submit a new motion at the same meeting or determine a maximum total remuneration or several maximum partial remunerations, subject to the relevant principles of the compensation, or submit a new motion to the next general meeting of shareholders for approval.

In addition to fixed compensation, members of the executive management may be paid in cash a variable compensation, depending on the achievement of certain performance criteria. The performance criteria may include individual targets, targets of the Company or parts thereof and targets in relation to the market, other companies or comparable benchmarks, taking into account the position and level of responsibility of the recipient of the variable compensation. The board of directors or, where delegated to it, the compensation committee determines the relative weight of the performance criteria and the respective target values.

Compensation may be paid in cash or granted in form of options or shares in the Company. The board of directors or, to the extent delegated to it, the compensation committee determines grant, vesting, exercise and forfeiture conditions.

Borrowing Powers

Neither Swiss law nor our articles of association restrict in any way our power to borrow and raise funds. The decision to borrow funds is made by or under the direction of our board of directors, and no approval by the shareholders is required in relation to any such borrowing.

Repurchases of Shares and Purchases of Own Shares

The CO limits our right to purchase and hold our own shares. We and our subsidiaries may purchase shares only if and to the extent that (i) we have freely distributable reserves in the amount of the purchase price; and (ii) the aggregate nominal value of all shares held by us does not exceed 10 percent of our share capital. Pursuant to Swiss law, where shares are acquired in connection with a transfer restriction set out in the articles of association, the foregoing upper limit is 20 percent. If we own shares that exceed the threshold of 10 percent of our share capital, the excess must be sold or cancelled by means of a capital reduction within two years.

We currently hold 4,235,023 fully paid up common shares of par value CHF 0.02 each, as treasury shares.

Shares of the Company held by us or our subsidiaries are not entitled to vote at the general meeting of shareholders but are entitled to the economic benefits applicable to the shares generally, including dividends and pre-emptive subscription rights in the case of share capital increases.

In addition, selective share repurchases are only permitted under certain circumstances. Within these limitations, as is customary for Swiss corporations, we may purchase and sell our own shares from time to time in order to meet imbalances of supply and demand, to provide liquidity and to even out variances in the market price of shares.

Notification and Disclosure of Substantial Share Interests

The disclosure obligations generally applicable to shareholders of Swiss corporations under the Swiss Financial Market Infrastructure Act, FinMIA, do not apply to us since our shares are not listed on a Swiss stock exchange.

Pursuant to Article 663c of the CO, Swiss corporations whose shares are listed on a stock exchange must disclose their significant shareholders and their shareholdings in the notes to their balance sheet, where this information is known or ought to be known. Significant shareholders are defined as shareholders and groups of shareholders linked through voting rights who hold more than five percent of all voting rights.

Stock Exchange Listing

Our common shares are listed on the NASDAQ Global Market under the symbol “ACIU.”

Transfer Agent and Registrar of Shares

Computershare Trust Company, N.A. acts as transfer agent and registrar for our common shares. The share register reflects only record owners of our shares. Swiss law does not recognize fractional share interests.

Comparison of Swiss Law and Delaware Law

The Swiss laws applicable to Swiss corporations and their shareholders differ from laws applicable to U.S. corporations and their shareholders. The following table summarizes significant differences in shareholder rights between the provisions of the Swiss Code of Obligations (Code des Obligations Suisse) and the Swiss Ordinance against excessive compensation in listed stock corporations applicable to our Company, as implemented by the Company in its articles of association, and the Delaware General Corporation Law applicable to companies incorporated in Delaware and their shareholders. Please note that this is only a general summary of certain provisions applicable to companies in Delaware. Certain Delaware companies may be permitted to exclude certain of the provisions summarized below in their charter documents.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Mergers and similar arrangements
Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. The Delaware General Corporation Law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of each class of capital stock without a vote by the shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.	Under Swiss law, with certain exceptions, a merger or a demerger of the corporation or a sale of all or substantially all of the assets of a corporation must be approved by two-thirds of the voting rights represented at the respective general meeting of shareholders as well as the absolute majority of the nominal value of shares represented at such shareholders’ meeting. A shareholder of a Swiss corporation participating in a statutory merger or demerger pursuant to the Swiss Merger Act (Loi sur la fusion) can file a lawsuit against the surviving company. If the consideration is deemed “inadequate,” such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that such shareholder receives the fair value of the shares held by such shareholder. Swiss law also provides that if the merger agreement provides only for a compensation payment, at least 90.0% of all members in the transferring legal entity, who are entitled to vote, shall approve the merger agreement.
Shareholders’ suits

Class actions and derivative actions generally are available to shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Class actions and derivative actions as such are not available under Swiss law. Nevertheless, certain actions may have a similar effect. A shareholder is entitled to bring suit against directors for breach of their duties and claim the payment of the company’s losses or damages both to the corporation and, subject to certain conditions, to the individual shareholder. Likewise, an appraisal lawsuit won by a shareholder may indirectly compensate all shareholders. In addition, to the extent that US laws and regulations provide a basis for liability and US courts have jurisdiction, a class action may be available.

Under Swiss law, the winning party is generally entitled to recover or to partially recover attorneys’ fees incurred in connection with such action, provided, however, that the court has broad discretion to permit the shareholder whose claim has been dismissed to recover attorneys’ fees incurred to the extent he or she acted in good faith.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Shareholder vote on board and management compensation
Under the Delaware General Corporation Law, the board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.	Pursuant to the Swiss Ordinance against excessive compensation in listed stock corporations (Ordonnance contre les rémunérations abusives dans les sociétés anonymes cotées en bourse), the general meeting of shareholders has the non-transferable right, amongst others, to vote on the aggregate amount of compensation of the members of the board of directors, of the executive committee and of the advisory boards.
Annual vote on board renewal

Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of stockholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible.

Classified boards are permitted.

The general meeting of shareholders elects the members of the board of directors, the chairperson of the board of directors and the members of the compensation committee individually and annually for a term of office until the end of the following general meeting of shareholders. Re-election is possible.
Indemnification of directors and executive management and limitation of liability

The Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors (but not other controlling persons) of the corporation for monetary damages for breach of a fiduciary duty as a director, except no provision in the certificate of incorporation may eliminate or limit the liability of a director for:

• any breach of a director’s duty of loyalty to the corporation or its shareholders;

• acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

• statutory liability for unlawful payment of dividends or unlawful stock purchase or redemption; or

• any transaction from which the director derived an improper personal benefit.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Under Swiss corporate law, an indemnification by the corporation of a director or member of the executive management in relation to potential personal liability is not effective to the extent the director or member of the executive management intentionally or negligently violated his or her corporate duties towards the corporation (certain views advocate that at least a grossly negligent violation is required to exclude the indemnification). Furthermore, the general meeting of shareholders may discharge the directors and members of the executive management from liability from actions taken during the past financial year. Such discharge is effective only, however, for disclosed facts and only as against the company and those shareholders who approved the discharge or who have since acquired their shares in full knowledge of the discharge. Most violations of corporate law are regarded as violations of duties towards the corporation rather than towards the shareholders. In addition, indemnification of other controlling persons is not permitted under Swiss corporate law, including shareholders of the corporation.

The articles of association of a Swiss corporation may also set forth that the corporation shall indemnify and hold harmless, to the extent permitted by the law, the directors and executive managers out of assets of the corporation against threatened, pending or completed actions.

Also, a corporation may enter into and pay for directors’ and officers’ liability insurance which may cover negligent acts as well.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Directors’ fiduciary duties

A director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components:

• the duty of care; and

• the duty of loyalty.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties.

Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

The board of directors of a Swiss corporation manages the business of the corporation, unless responsibility for such management has been delegated to the executive management (for example by organizational rules and comparable bylaws). However, there are several non-transferable duties of the board of directors:

• the overall management of the corporation and the issuing of all necessary directives;

• determination of the corporation’s organization;

• the organization of the accounting, financial control and financial planning systems as required for management of the corporation;

• the appointment and dismissal of persons entrusted with managing and representing the corporation;

• overall supervision of the persons entrusted with managing the corporation, in particular with regard to compliance with the law, articles of association, operational regulations and directives;

• compilation of the annual report, preparation for the general meeting, the compensation report and implementation of its resolutions; and

• notification of the court in the event that the company is overindebted.

The members of the board of directors must perform their duties with all due diligence and safeguard the interests of the corporation in good faith. They must afford the shareholders equal treatment in equal circumstances.

The burden of proof for a violation of these duties is with the corporation or with the shareholder bringing a suit against the director.

Shareholder action by written consent
A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.	Shareholders of a Swiss corporation may only exercise their voting rights in a general meeting of shareholders and may not act by written consents. The articles of association must allow for (independent) proxies to be present at a general meeting of shareholders. The instruction of such (independent) proxies may occur in writing or electronically.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Shareholder proposals
A shareholder of a Delaware corporation has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

At any general meeting of shareholders any shareholder may put proposals to the meeting if the proposal is part of an agenda item. No resolution may be made on proposals relating to the agenda items that were not duly notified. Unless the articles of association provide for a lower threshold or for additional shareholders’ rights:

• shareholders together representing at least 10% of the share capital may demand that a general meeting of shareholders be called for specific agenda items and specific proposals; and

• shareholders together representing shares with a nominal value of at least CHF 1.0 million may demand that an agenda item including a specific proposal be put on the agenda for a regularly scheduled general meeting of shareholders, provided such request is made with appropriate notice.

Any shareholder can propose candidates for election as directors provided that the election of board members has been included as an agenda item.

In addition, any shareholder is entitled, at a general meeting of shareholders and without advance notice, to (i) request information from the board of directors on the affairs of the company (note, however, that the right to obtain such information is limited), (ii) request information from the auditors on the methods and results of their audit, (iii) request that the general meeting of shareholders resolve to convene an extraordinary general meeting, or (iv) request that the general meeting of shareholders resolve to appoint an examiner to carry out a special examination.

Cumulative voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.	Cumulative voting is not permitted under Swiss corporate law. Pursuant to Swiss law, shareholders can vote for each proposed candidate, but they are not allowed to cumulate their votes for single candidates. An annual individual election of (i) all members of the board of directors, (ii) the chairman of the board of directors, (iii) the members of the compensation committee, (iv) the election of the independent proxy for a term of office of one year (i.e. until the following annual general meeting) as well as the vote on the aggregate amount of compensation for the members of the board of directors and the executive committee as well as for the members of the advisory board, if applicable, is mandatory for listed companies. Re-election is permitted.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Removal of directors
A Delaware corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	A Swiss corporation may remove, with or without cause, any director at any time with a resolution passed by a simple majority of the votes cast at a general meeting of shareholders concerned. The articles of association may require the approval by a qualified majority of the shares represented at a meeting for the removal of a director.
Transactions with interested shareholders
The Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15.0% or more of the corporation’s outstanding voting stock within the past three years.	No such rule applies to a Swiss corporation.
Dissolution; Winding up
Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.	A dissolution of a Swiss corporation requires the approval by two-thirds of the shares represented as well as the absolute majority of the nominal value of the share capital represented at a general meeting of shareholders passing a resolution on such dissolution. The articles of association may increase the voting thresholds required for such a resolution.
Variation of rights of shares
A Delaware corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

The general shareholder meeting of a Swiss corporation may resolve that preference shares be issued or that existing shares be converted into preference shares with a resolution passed by a simple majority of the votes cast at the general meeting of shareholders. Where a company has issued preference shares, further preference shares conferring preferential rights over the existing preference shares may be issued only with the consent of both a special meeting of the adversely affected holders of the existing preference shares and of a general meeting of all shareholders, unless otherwise provided in the articles of association.

Shares with preferential voting rights are not regarded a special class for these purposes.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Amendment of governing documents
A Delaware corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	The articles of association of a Swiss corporation may be amended with a resolution passed by a simple majority of the votes cast at such meeting, unless otherwise provided in the articles of association. There are a number of resolutions, such as an amendment of the stated purpose of the corporation, the introduction of authorized and conditional capital and the introduction of shares with preferential voting rights that require the approval by two-thirds of the votes and an absolute majority of the nominal value of the shares represented at a shareholders’ meeting. The articles of association may increase the voting thresholds.
Inspection of Books and Records
Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Swiss corporation may only inspect books and records if the general meeting of shareholders or the board of directors approved such inspection. The information may be refused where providing it would jeopardize the corporation’s trade secrets or other interests warranting protection. A shareholder is only entitled to receive information to the extent required to exercise such shareholders’ rights, subject to the interests of the corporation. The right to inspect the share register is limited to the right to inspect that shareholder’s own entry in the share register.
Payment of dividends

The board of directors may approve a dividend without shareholder approval. Subject to any restrictions contained in its certificate of incorporation, the board may declare and pay dividends upon the shares of its capital stock either:

• out of its surplus, or

• in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Stockholder approval is required to authorize capital stock in excess of that provided in the charter. Directors may issue authorized shares without stockholder approval.

Dividend payments are subject to the approval of the general meeting of shareholders. The board of directors may propose to shareholders that a dividend shall be paid but cannot itself authorize the distribution.

Payments out of the Company’s share capital (in other words, the aggregate nominal value of the Company’s registered share capital) in the form of dividends are not allowed; however, payments out of share capital may be made by way of a capital reduction only. Dividends may be paid only from the profits brought forward from the previous business years or if the Company has distributable reserves, each as will be presented on the Company’s audited annual stand-alone balance sheet. The dividend may be determined only after the allocations to reserves required by the law and the articles of association have been deducted.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Creation and issuance of new shares
All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.	All creation of shares require a shareholders’ resolution. An authorized or contingent capital increase requires at least two-thirds of the voting rights represented at the general meeting of shareholders and an absolute majority of the nominal value of shares represented. Authorized shares can be, once created by shareholder resolution, issued by the board of directors (subject to fulfillment of the authorization). Conditional shares are created and issued through the exercise of options and conversion rights related to debt instruments issued by the board of directors or such rights issued to employees.

Description of Debt Securities

The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be exchangeable for and/or convertible into other securities, including our common shares. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

Description of Warrants

We may issue warrants to purchase debt securities, common shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Description of Purchase Contracts

We may issue purchase contracts for the purchase or sale of equity securities issued by us.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such equity securities issued by us at a specified purchase price, which may be based on a formula, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Any purchase contracts we issue will be physically settled by delivery of the securities. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness.

Description of Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more common shares, debt securities, warrants or any combination of such securities.

Description of Subscription Rights

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement or free writing prospectus relating to such subscription rights, and may differ from the terms described herein.

We may issue subscription rights to purchase our securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	whether common shares or warrants for those securities will be offered under the shareholder subscription rights;

•	the price, if any, for the subscription rights;

•	the exercise price payable for each security upon the exercise of the subscription rights;

•	the number of subscription rights issued to each shareholder;

•	the number and terms of the securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if appropriate, a discussion of material U.S. federal income tax considerations; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

Standby Arrangements

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Plan of Distribution

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common shares, which are listed on the NASDAQ Global Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common shares, may or may not be listed on a national securities exchange.

Incorporation of Certain Information By Reference

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference herein:

•	Our 2020 Annual Report on Form 20-F for the fiscal year ended December 31, 2020; and

•	Our reports on Form 6-K furnished to the SEC on March 23, 2021 (only with respect to “Item 1.C—2020 and 2019 Board Compensation” and “Item 2.C—2020 and 2019 Executive Compensation” of Exhibit 99.4), March 31, 2021 and April 28, 2021 (only with respect to Exhibits 99.1 and 99.2).

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form that it is being incorporated by reference into this prospectus.

Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from us in writing or at AC Immune SA, EPFL Innovation Park, Building B, 1015 Lausanne, Switzerland, or via telephone at +41 21 345 91 21.

Expenses

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

Amount To Be Paid
SEC registration fee**		$38,185
FINRA filing fee		53,000
Transfer agent’s fees		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

____________________

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.
**	Includes the $24,375 previously paid in connection with unsold securities pursuant to Rule 415(a)(6).

Legal Matters

The validity of our common shares and certain other matters of Swiss law will be passed upon for us by Bär & Karrer Ltd., Zurich, Switzerland. Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York.

Experts

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers SA is a member of EXPERTsuisse — Swiss Expert Association for Audit, Tax and Fiduciary.

Up to $80,000,000

Common Shares

PROSPECTUS SUPPLEMENT

Jefferies

May 5, 2021